                                                                [EXECUTION COPY]


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                         SECURITIES PURCHASE AGREEMENT,

                           DATED AS OF JUNE 10, 2004,

                                      AMONG

                         SPECTRUM FIELD SERVICES, INC.,
                                 AS THE COMPANY,

                         ENERGY SPECTRUM PARTNERS II LP
                                       AND

                        ENERGY SPECTRUM PARTNERS III LP,
                                       AND

                       THE MANAGEMENT SELLERS WHOSE NAMES
                      APPEAR ON THE SIGNATURE PAGE HERETO,

                                   AS SELLERS,

                                       AND

                   ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.,
                                    AS BUYER




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
                                TABLE OF CONTENTS
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                                                                                                    Page
ARTICLE I DEFINITIONS..................................................................................1
         SECTION 1.1.        Certain Definitions.......................................................1

ARTICLE II THE CLOSING................................................................................10
         SECTION 2.1.        Closing..................................................................10
         SECTION 2.2.        Deliveries by Sellers to Buyer...........................................10
         SECTION 2.3.        Deliveries by Buyer to Sellers...........................................12
         SECTION 2.4.        Escrow Agreement.........................................................13
         SECTION 2.5.        Proceedings at Closing...................................................13
         SECTION 2.6.        Sellers' Representative..................................................13

ARTICLE III CONSIDERATION.............................................................................13
         SECTION 3.1.        Amount and Form of Consideration.........................................13
         SECTION 3.2.        Payment of Consideration and Delivery of Shares at Closing...............14
         SECTION 3.3.        Post-Closing Adjustment..................................................14
         SECTION 3.4.        Escrow Arrangements......................................................16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY..................................17
         SECTION 4.1.        Organization; Power and Authority........................................17
         SECTION 4.2.        Authorizations; Execution and Validity...................................18
         SECTION 4.3.        No Conflict; Consents....................................................18
         SECTION 4.4.        Subsidiaries; Investments................................................19
         SECTION 4.5.        Capitalization of the Company............................................19
         SECTION 4.6.        Financial Statements.....................................................19
         SECTION 4.7.        Indebtedness; Undisclosed Liabilities; Off Balance Sheet Arrangements....20
         SECTION 4.8.        Absence of Certain Changes...............................................20
         SECTION 4.9.        Litigation; Orders.......................................................21
         SECTION 4.10.       Employees................................................................21
         SECTION 4.11.       Employee Benefits........................................................22
         SECTION 4.12.       Taxes....................................................................23
         SECTION 4.13.       Title to Securities......................................................25
         SECTION 4.14.       Dividends and Certain Other Payments.....................................26
         SECTION 4.15.       Bank Accounts; Powers of Attorney........................................26
         SECTION 4.16.       Environmental Laws.......................................................26
         SECTION 4.17.       Material Contracts.......................................................28
         SECTION 4.18.       Title to Property; Leases................................................28
         SECTION 4.19.       Intellectual Property....................................................29
         SECTION 4.20.       Intercompany Liabilities.................................................29
         SECTION 4.21.       Insurance Coverage.......................................................29
         SECTION 4.22.       Permits..................................................................29
         SECTION 4.23.       Hedging..................................................................30
         SECTION 4.24.       Gas Imbalances...........................................................30
         SECTION 4.25.       No Untrue Statements.....................................................30
         SECTION 4.26.       Regulatory Agencies......................................................30
         SECTION 4.27.       Certain Payments.........................................................31
         SECTION 4.28.       Indemnity Claims.........................................................31
         SECTION 4.29.       Preferences..............................................................31
         SECTION 4.30.       Operational Standards and Maintenance Programs...........................31
         SECTION 4.31.       Fees.....................................................................31
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                                       i

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ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................32
         SECTION 5.1.        Organization; Power and Authority........................................32
         SECTION 5.2.        Authorizations; Execution and Validity...................................32
         SECTION 5.3.        No Conflicts; Consents...................................................32
         SECTION 5.4.        Litigation...............................................................32
         SECTION 5.5.        Access to Documents......................................................33
         SECTION 5.6.        Investment Intent; Sophisticated Buyer...................................33
         SECTION 5.7.        Financing................................................................33
         SECTION 5.8.        Fees.....................................................................33

ARTICLE VI COVENANTS OF SELLERS AND THE COMPANY.......................................................34
         SECTION 6.1.        Conduct of Business......................................................34
         SECTION 6.2.        Certain Regulatory Matters...............................................35
         SECTION 6.3.        Further Actions..........................................................36
         SECTION 6.4.        Options; Tax Withholding on Management Compensation Amounts..............36
         SECTION 6.5.        Tax Matters..............................................................37
         SECTION 6.6.        Access to Information; Confidentiality; Financial Statements.............37
         SECTION 6.7.        Notices of Certain Events................................................39
         SECTION 6.8.        Curative Actions with respect to Rights of Way...........................39
         SECTION 6.9.        Permits..................................................................39

ARTICLE VII COVENANTS OF BUYER........................................................................39
         SECTION 7.1.        Certain Regulatory Matters...............................................39
         SECTION 7.2.        Further Actions..........................................................40
         SECTION 7.3.        Third-Party Reports......................................................40
         SECTION 7.4.        Certain Confidential Information.........................................41
         SECTION 7.5.        Return of Information....................................................41
         SECTION 7.6.        Sellers' Access to Documents; Preservation of Books and Records..........41
         SECTION 7.7.        Exclusive Representations................................................42
         SECTION 7.8.        Use of Seller Marks......................................................42
         SECTION 7.9.        Decommissioning of Identified Compressors................................42

ARTICLE VIII CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS..............................................43
         SECTION 8.1.        Accuracy of Representations and Warranties...............................43
         SECTION 8.2.        Performance of Covenants.................................................43
         SECTION 8.3.        Certificates.............................................................43
         SECTION 8.4.        HSR Clearance............................................................43
         SECTION 8.5.        Prohibition..............................................................43
         SECTION 8.6.        Certified Resolutions....................................................44
         SECTION 8.7.        Secretary's Certificate..................................................44
         SECTION 8.8.        FIRPTA...................................................................44
         SECTION 8.9.        Employment Contracts.....................................................44
         SECTION 8.10.       Escrow Agreement.........................................................44
         SECTION 8.11.       Required Permits and Notifications.......................................44
         SECTION 8.12.       Opinion of Counsel.......................................................44
         SECTION 8.13.       Other Documents..........................................................45
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                                       ii

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
ARTICLE IX CONDITIONS PRECEDENT TO  THE OBLIGATIONS OF SELLERS........................................45
         SECTION 9.1.        Accuracy of Representations and Warranties...............................45
         SECTION 9.2.        Performance of Covenants.................................................45
         SECTION 9.3.        Officer's Certificate....................................................45
         SECTION 9.4.        HSR Clearance............................................................45
         SECTION 9.5.        No Prohibition...........................................................45
         SECTION 9.6.        Delivery of Initial Purchase Price; Repayment of Subordinated Notes......45
         SECTION 9.7.        Certified Resolutions....................................................46
         SECTION 9.8.        Secretary's Certificate..................................................46
         SECTION 9.9.        Escrow Agreement.........................................................46
         SECTION 9.10.       Other Documents..........................................................46

ARTICLE X  CERTAIN TAX MATTERS........................................................................46
         SECTION 10.1.       Tax Matters..............................................................46

ARTICLE XI TERMINATION................................................................................48
         SECTION 11.1.       Termination of Agreement.................................................48
         SECTION 11.2.       Effect of Termination....................................................48

ARTICLE XII INDEMNIFICATION...........................................................................49
         SECTION 12.1.       Sellers' Indemnification.................................................49
         SECTION 12.2.       Buyer's Indemnification..................................................50
         SECTION 12.3.       Indemnification Procedures...............................................51
         SECTION 12.4.       Limits on Indemnification................................................53
         SECTION 12.5.       Mitigation; Insurance....................................................54

ARTICLE XIII SELLER REPRESENTATIVE....................................................................55
         SECTION 13.1.       Seller Representative....................................................55
         SECTION 13.2.       Engagement of Agents.....................................................56
         SECTION 13.3.       Payment of Expenses......................................................57
         SECTION 13.4.       Compensation.............................................................57
         SECTION 13.5.       Exculpation..............................................................57
         SECTION 13.6.       Successors; Removal......................................................57
         SECTION 13.7.       Survival.................................................................58

ARTICLE XIV GENERAL...................................................................................58
         SECTION 14.1.       Amendments...............................................................58
         SECTION 14.2.       Waivers..................................................................58
         SECTION 14.3.       Notices..................................................................58
         SECTION 14.4.       Successors and Assigns; Parties in Interest..............................59
         SECTION 14.5.       Severability.............................................................59
         SECTION 14.6.       Entire Agreement.........................................................59
         SECTION 14.7.       Governing Law............................................................60
         SECTION 14.8.       Remedies.................................................................60
         SECTION 14.9.       Arbitration..............................................................60
         SECTION 14.10.      Expenses.................................................................61
         SECTION 14.11.      Survival.................................................................61
         SECTION 14.12.      Release of Information...................................................61
         SECTION 14.13.      Certain Construction Rules...............................................61
         SECTION 14.14.      Counterparts.............................................................62

                                      iii

                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT, dated as of June 10, 2004 (this "Agreement"), is entered into by and among SPECTRUM FIELD SERVICES, INC., a Delaware corporation (the "Company"), ENERGY SPECTRUM PARTNERS II LP, a Delaware limited partnership ("ESP II"), ENERGY SPECTRUM PARTNERS III LP, a Delaware limited partnership ("ESP III" and, together with ESP II, the "Energy Spectrum Sellers"), Robert R. Firth, David D. Hall, Rhea K. Simmons, J. Walter Patten and John V. Coonce (collectively, the "Management Sellers"), and Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership ("Buyer").

         WHEREAS, the Energy Spectrum Sellers and the Management Sellers (collectively, the "Sellers") own all of the outstanding Capital Stock (as hereinafter defined) of the Company, which consists of (i) 2,084,891 shares (the "Common Shares") of Common Stock (as hereinafter defined) and (ii) 11,052,304 shares (the "Preferred Shares" and, together with the Common Shares, the "Shares") of Preferred Stock (as hereinafter defined);

         WHEREAS, the Sellers are the holders of an aggregate of $15,603,462 in principal amount of Subordinated Notes (as hereinafter defined) issued by the Company;

         WHEREAS, Buyer desires to purchase the Shares from the Sellers, and the Sellers are willing to sell the Shares to Buyer, upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, (i) the Buyer is willing to provide funds to the Company to enable the Company to repay in full the Subordinated Notes, (ii) the Sellers are willing to allow a credit against the Purchase Price (as hereinafter defined) for the Shares in respect of the funds so provided by the Buyer and (ii) the Company is willing to cause the Subordinated Notes to be repaid in full, discharged and marked cancelled at Closing (as hereinafter defined);

         NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Certain Definitions.

         (a) As used in this Agreement, the terms set forth below shall have the following respective meanings:

         "Adverse Claim" means, with respect to any security or other financial instrument, an "adverse claim" as defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect in the State of Delaware.

         "Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person or (b) any other Person that, directly or indirectly, through any one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that to the extent the term "Affiliate" is used with reference to the Energy Spectrum Sellers, a portfolio company in which an Energy Spectrum Seller or one of its Affiliates has made an investment shall not be deemed an Affiliate of the Energy Spectrum Sellers for purposes of this Agreement, regardless of whether the Energy Spectrum Sellers or such Affiliate controls such portfolio company. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

         "Bank Credit Facility" means the Credit Agreement, dated as of July 13, 2000, as amended, between the Company and the Lenders.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks located in the City of New York are required or authorized by executive order to close.

         "Buyer Confidentiality Agreement" means the letter agreement, dated as of January 30, 2004, between the Company and Buyer.

         "Buyer's Knowledge" means the actual (but not the constructive) knowledge of the officers of Buyer that are involved in the negotiation, structuring or effectuation of the transactions contemplated by this Agreement or the due diligence review of the operations of the Company conducted by or on behalf of Buyer in connection therewith

         "Capital Stock" means, (i) with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation, however designated, and (ii) with respect to any partnership or limited liability company, all partnership or limited liability company interests, units, participations or equivalents of partnership or limited liability company interests of such partnership or limited liability company, however designated; provided, however, that the term "Capital Stock" shall not include options, warrants or other rights to acquire Capital Stock or securities convertible into or exchangeable for Capital Stock.

         "Change of Control" means, with respect to the Company at any time after the Closing, (i) any Person or Persons other than Buyer and its Affiliates (including Atlas America, Inc. and Resource America, Inc. and their respective subsidiaries) becoming the beneficial owner or beneficial owners (as defined for purposes of Rule 13d-3 under the Exchange Act) of securities representing in the aggregate more than 50% of the outstanding Capital Stock of the Company, or if less, the percentage of the outstanding Capital Stock of the Company beneficially owned (as defined in the manner provided in Rule 13d-3 under the Exchange Act) by Buyer and its Affiliates (including Atlas America, Inc. and Resource America, Inc. and their respective subsidiaries), (ii) any merger or consolidation of the Company with or into any Person if either the surviving or resulting Person is not an Affiliate of Buyer or if, as a result of such merger or consolidation, Buyer and its Affiliates (including Atlas America, Inc. and Resource America, Inc. and their respective subsidiaries) do not beneficially own (as defined for purposes of Rule 13d-3 under the Exchange Act) more than 50% of the Capital Stock of the surviving or resulting Person or, if less, the percentage of the outstanding Capital Stock of such Person beneficially owned (as defined in the manner provided in Rule 13d-3 under the Exchange Act) by a Person other than Buyer and its Affiliates (including Atlas America, Inc. and Resource America, Inc. and their respective subsidiaries) or (iii) any sale by the Company or its successors of all or substantially all of its assets to any Person or Persons other than an Affiliate of Buyer (including Atlas America, Inc. and Resource America, Inc. and their respective subsidiaries).

          "Claim" means any demand, claim or action that is asserted or arises in a Legal Proceeding or has been overtly threatened to be the subject of a Legal Proceeding.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

         "Contract" means any written contract or other legally binding oral or written arrangement, including but not limited to, any agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage or insurance policy.

         "Employee Benefit Plan" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA which is sponsored, maintained or contributed to by the Company.

         "Energy Spectrum Authorizing Entity" means (i) with respect to ESP II, Energy Spectrum II LLC, a Texas limited liability company, in its capacity as general partner of Energy Spectrum Capital II LP, a Texas limited partnership, in its capacity as general partner of ESP II, and (ii) with respect to ESP III, Energy Spectrum III LLC, a Texas limited liability company, in its capacity as general partner of Energy Spectrum Capital III LP, a Delaware limited partnership, in its capacity as general partner of ESP III.

         "Environmental Laws" means any and all Laws relating to pollution, protection of the environment, persons or the public health or welfare from actual or potential exposure (or the effects of exposure) to any actual or threatened release, discharge, spill or emission of, or relating to the manufacture, processing, production, gathering, transportation, distribution, handling, generation, use, treatment, storage or disposal of, any Hazardous Materials. The term "Environmental Laws" includes, without limitation, the following statutes and their implementing regulations, all as amended from time to time and in effect as of the Closing Date:

         (a) the Comprehensive Environmental Response, Compensation and Liability Act;

         (b) the Resource Conservation and Recovery Act;

         (c) the Federal Water Pollution Control Act;

         (d) the Clean Air Act;

         (e) the Toxic Substances Control Act;

         (f) the Hazardous Materials Transportation Act;

         (g) the Safe Drinking Water Act;

         (h) the Emergency Planning and Community Right to Know Act;

         (i) the Oil Pollution Act; and

         (j) the state and local counterparts to the statutes listed in paragraphs (a) through (i).

         "Environmental Representation" means any representation or warranty made by the Company pursuant to this Agreement relating to the presence or absence of Hazardous Materials, the existence or absence of liabilities under Environmental Laws or compliance or noncompliance with Environmental Laws, including, but not limited to, the representations and warranties contained in
Section 4.16.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excess Tax Benefit Amount" means the amount by which (i) 39% of the excess of (a) the sum of (1) $14,257,000, (2) $36,020,000, (3) the Management
Compensation Amount, (4) the Investment Banking Fee Amount and (5) the Other Transaction Cost Amount, over (b) $48,000,000 exceeds (ii) $500,000.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Facilities" means all of the real estate assets of the Company and the associated facilities and improvements located thereon, whether owned or leased (to the extent of the Company's interest therein), beginning with the metering facilities, and including the gathering lines, compressor stations, and the gas processing plant, as more commonly known as the Velma Gas Plant, the Alma Booster Station, the Byford Compressor Station, the Comanche Compressor Station, the Dillard Compressor Station, the East Doyle Booster Station, the Enville Booster Station, the Greehey Compressor Station, the Harley Hills Compressor Station, the New Madill Compressor Station, the Marlow Compressor Station, the Maxwell Compressor Station, the 107 Compressor Station, the Shaw Booster Station, the Mulder Booster Station, and the Walnut Bend Compressor Station, and ending at the tailgate of the Velma Gas Plant, and the Waynoka Plant, and the Thackerville, Horseshoe Bend, Madill, Mack-Hewitt, Sherman and Sandusky facilities as such real estate assets and facilities are further identified on the maps included in Exhibit A hereto.

         "Final Net Working Capital" means Net Working Capital as of the Closing Date, as finally determined in accordance with the provisions of Section 3.3.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Authority" means any federal, state, provincial or local government or governmental regulatory body and any of their respective subdivisions, agencies, instrumentalities, authorities or tribunals.

         "Hazardous Materials" means any contaminant, pollutant, toxic substance, hazardous material, hazardous waste, hazardous substance, or hazardous chemical as those terms are defined by any Environmental Law, or any other substance that is declared or defined to be hazardous under or pursuant to Environmental Law, including any petroleum products that become wastes.

         "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended (including any successor statute).

         "Intellectual Property" means patents, trademarks, trade names, service marks, service names, copyrights and other proprietary intellectual property rights and all pending applications for the registration of any of the foregoing.

         "Law" means any federal, state, provincial or local law, statute, rule, ordinance, code or regulation.

         "Legal Proceeding" means any judicial, administrative or arbitral action, suit or proceeding (public or private) by or before any court or other Governmental Authority.

         "Lenders" means Union Bank of California, N.A. and Bank of Oklahoma,
N.A.

         "Lien" means any lien, pledge, mortgage, deed of trust, security interest, attachment, levy or other similar encumbrance affecting title.

         "Material Adverse Effect" means any change, effect, event, occurrence or circumstance affecting the Company that (i) results in, or could reasonably be expected to result in, a material adverse effect on the business, assets, results of operations or financial condition of the Company taken as a whole, or
(ii) prevents the Company from performing its obligations hereunder or makes impossible the consummation of the transactions contemplated by this Agreement, but excluding, in the case of clause (i) above:

         (a) any change, effect, event, occurrence or circumstance generally affecting the international, national, regional or local natural gas gathering, treatment or processing industry and not adversely affecting the operations of the Company in any manner or degree materially different from the operations of other companies engaged in similar lines of business;

         (b) any change, effect, event, occurrence or circumstance resulting from changes in the international, national, regional or local markets for oil, natural gas or other hydrocarbons or in prices paid for any such hydrocarbons;

         (c) any change, effect, event, occurrence or circumstance which is cured prior to Closing to the reasonable satisfaction of the Buyer, other than through the payment of money (provided, however, that Sellers or the Company shall be permitted to effect a cure through (i) the payment of money out of the Company's Net Working Capital not in excess of the positive balance of the Company's Net Working Capital (or, if less, the Company's good faith estimate of the positive balance of its Net Working Capital as of the Closing Date) or (ii) the application of insurance proceeds actually received by the Company); or

         (d) any Order or act of any Governmental Authority applicable to the hydrocarbon gathering, treatment or processing industries generally that imposes restrictions, regulations or other requirements thereon and not adversely affecting the operations of the Company in any manner or degree materially different from the operations of other companies engaged in similar lines of business.

Any determination as to whether any change, effect, event, occurrence or circumstance constitutes a Material Adverse Effect shall be made in accordance with a standard of good faith and commercial reasonableness with respect to the facts and circumstances then prevailing.

         "Material Contract" means any Contract to which Company is a party:

         (a) that (i) resulted in aggregate monetary payments by the Company during the calendar year ended December 31, 2003, or that can reasonably be expected to result in aggregate monetary payments by the Company during the current calendar year, in an amount exceeding $1,000,000, or (ii) provides for aggregate monetary payments by the Company during the remaining portion of the life of the Contract that commences on the date of this Agreement of $3,000,000 or more;

         (b) that (i) resulted in aggregate monetary receipts by the Company during the calendar year ended December 31, 2003, or that can reasonably be expected to result in aggregate monetary receipts by the Company during the current calendar year, in an amount exceeding $500,000, or (ii) provides for aggregate monetary receipts by the Company during the remaining portion of the life of the Contract that commences on the date of this Agreement of $750,000 or more; or

         (c) that provides for the borrowing of funds or incurrence of indebtedness by the Company or the deferred purchase price of Property including any indenture, mortgage, loan, credit, sale-leaseback or similar Contract or whether incurred, assumed, guaranteed or secured but excluding those Contracts listed on Schedule II; or

         (d) any other Contract to which the Company is a party, the loss or termination of which would have, or could reasonably be expected to have, a Material Adverse Effect.

         "Net Working Capital" means the excess of (i) the current assets of the Company, plus the present value of non-current pre-payments (as calculated by discounting to the Closing Date the non-current pre-payment follow-on cash flows at a discount rate equal to the Company's pre-tax weighted average cost of senior debt of 7.0%), over (ii) the current liabilities (excluding current maturities of and accrued interest on long-term debt and excluding any liabilities included in the Investment Banking Fee Amount, the Other Transaction Cost Amount or the Management Compensation Amount) of the Company, as calculated in accordance with and in a manner consistent with the illustration set forth in
Schedule I, including the notes thereto. Unless otherwise provided in Schedule I, terms used in such Schedule which have a recognized meaning under GAAP shall be deemed to be used on such Schedule with such recognized meaning.

         "Optionholders" means David D. Hall and Robert R. Firth as the holders of the Options.

         "Options" mean the options to purchase an aggregate of 111,110 shares of Common Stock, all of which options as of the date of this Agreement are held by the Optionholders.

         "Order" means any order, judgment, injunction, ruling or decree of any court or other Governmental Authority.

         "Party" means Buyer or a Seller.

         "Permit" means any permit, certificate, license, franchise, authorization, registration, required plan, consent or approval issued or required by a Governmental Authority.

         "Person" means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority, or other entity.

         "Pipeline Assets" means all pipelines and associated real property owned or leased by the Company or which the Company is otherwise entitled to use for the gathering, transmission or distribution of natural gas in its business.

         "Preferred Stock" means the Preferred Stock, par value $0.01 per share, of the Company.

         "Property" means any property or asset, whether real, personal or mixed, or tangible or intangible, however owned, leased, managed or otherwise held, including but not limited to, any easements, rights of way or other licenses or rights of use of a same or similar nature.

         "Schedule" means the disclosure schedule provided by the Sellers to the Buyer at the time of execution of this Agreement, which is attached hereto, as supplemented from time to time after the date hereof with the consent of the Buyer (which consent may be granted or withheld in the discretion of Buyer, unless such consent relates to information contained in a final third party report required to be delivered to Sellers, but not delivered, in accordance with Section 7.3, as to which no consent shall be required).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Sellers' Knowledge" means, the actual (but not constructive) knowledge of (i) Robert Firth, David Hall, Rhea Simmons, Walter Patten, Greg Kegin and, with respect to the Environmental Representations only, James Branscum and Bud Porter; (ii) each of the officers or key employees of the Energy Spectrum Sellers or the Energy Spectrum Authorizing Entities or any other Person who controls the Energy Spectrum Sellers that is involved in the operations or administration of, or acts as a director or officer of, the Company and (iii) the Management Sellers.

         "Subordinated Notes" means the 8% Subordinated Notes due July 13, 2007 of the Company.

         "Subsidiary" means, with respect to any Person, (i) any corporation of which a majority of the shares of Capital Stock or other equity securities having ordinary voting power to elect a majority of the board of directors are owned, directly or indirectly, by such Person or (ii) any partnership, limited liability company or other entity (other than a corporation) of which Capital Stock or other equity securities that are entitled to receive more than 50% of the distributions made by such entity to its partners or members or other equity owners are owned, directly or indirectly, by such Person.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person.

         "Tax Return" means any return, declaration, report, claim for refund, information return or similar statement relating to Taxes, including any schedule or attachment thereto or amendment thereof.

         (b) Each of the terms set forth below has the meaning set forth in the provision set forth opposite such term in the following table:

     TERM                                               PROVISION

     AAA                                                Section 14.9(b)
     Agreement                                          Preamble
     Audited Balance Sheet                              Section 4.6
     Audited Financial Statements                       Section 4.6
     Bank Credit Facility Pay-off Amount                Section 2.2(c)(i)
     Basket Amount                                      Section 12.4(a)
     Books and Records                                  Section 7.6(a)
     Buyer                                              Preamble
     Buyer Indemnified Parties                          Section 12.1
     CFO Certificate                                    Section 2.2(c)
     Closing                                            Section 2.1
     Closing Date                                       Section 2.1
     Common Shares                                      Recitals
     Company                                            Preamble
     Company Plans                                      Section 4.11(a)
     Confidential Information                           Section 7.4
     Energy Spectrum Sellers                            Preamble
     Escrow Agent                                       Section 2.4
     Escrow Agreement                                   Section 2.4
     Escrow Deposit                                     Section 2.4
     Escrow Funds                                       Section 3.4
     ESP II                                             Preamble
     ESP III                                            Preamble
     FASB 133                                           Section 4.23
     Environmental Insurance Policy                     Section 12.5(b)
     FCC Permits                                        Section 4.22
     Final Arbiter                                      Section 3.3(e)
     Final Balance Sheet                                Section 3.3(b)
     Financial Statements                               Section 4.6
     Indemnified Party                                  Section 12.3(a)
     Indemnifying Party                                 Section 12.3(a)
     Identified Compressors                             Section 7.9
     Initial Net Working Capital                        Section 2.2(c)
     Initial Purchase Price                             Section 3.1(a)
     Insurer                                            Section 12.5(b)
     Interim Financial Statements                       Section 4.6
     Investment Banking Fee Amount                      Section 2.2(c)
     Latest Balance Sheet                               Section 4.7
     Litigation Escrow Amount                           Section 3.4(a)
     Losses                                             Section 12.1
     Management Compensation Amount                     Section 2.2(c)
     Management Sellers                                 Preamble
     MCA Recipient                                      Section 2.2(c)
     Net Working Capital Adjustment Amount              Section 3.3(a)
     Nonconsenting Party                                Section 3.4(e)
     Objection Notification Date                        Section 3.3(c)
     Other Party                                        Section 3.4(e)
     Other Transaction Cost Amount                      Section 2.2(c)(v)
     Pending Claims                                     Section 3.4(d)
     Pre-Closing Tax Period                             Section 10.1(b)
     Preferred Shares                                   Recitals
     Purchase Price                                     Section 3.1(b)
     Regulatory Agencies                                Section 4.26(a)
     Related Litigation                                 Section 12.1(f)
     Seller Marks                                       Section 7.8(a)
     Sellers                                            Recitals
     Seller Representative                              Section 13.1
     Shares                                             Recitals
     Straddle Period                                    Section 10.1(a)
     Subject Litigation                                 Section 12.1(f)
     Subordinated Notes Pay-off Amount                  Section 2.2(c)
     Tax Contest                                        Section 12.3(e)
     Tax Losses                                         Section 12.1(g)
     Tax Withholding Amounts                            Section 6.4(b)
     Texaco Agreement                                   Section 4.28
     Third Party Claim                                  Section 12.3(a)

                                   ARTICLE II
                                   THE CLOSING

         SECTION 2.1. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas 75201 at 10:00 a.m., Dallas, Texas time, on the fifth Business Day after the satisfaction of the conditions to the obligations of the Parties set forth in Sections 8.4, 8.11 and 9.4 (or, if (i) the FCC Permits are required to be transferred in order to consummate the transactions contemplated by this Agreement and (ii) any governmental consent or authorization required to effect the transfer thereof has not been obtained, on the earlier of (A) the 25th Business Day after the satisfaction of such conditions, (B) the date on which the FCC Permits are obtained or (C) the date on which the FCC Permits are terminated in accordance with Section 6.9); provided, however, that if the other conditions to the obligations of the Parties at the Closing set forth in Articles VIII and IX are not satisfied or waived on such date (other than any conditions to be satisfied through the making of payments or the delivery of documents to be made or delivered at the Closing), the Closing shall be held as soon as practicable after the satisfaction or waiver of such conditions (but in no event more than five days thereafter). The date on which the Closing is to be held in accordance with the foregoing provisions, or such other time and date as the parties shall agree, shall be the "Closing Date."

         SECTION 2.2. Deliveries by Sellers to Buyer. At the Closing, the Sellers shall deliver, or shall cause to be delivered, to Buyer the following:

         (a) the certificates evidencing the Shares, which certificates shall be duly endorsed for transfer to Buyer or accompanied by stock powers in form reasonably satisfactory to Buyer duly executed in blank;

         (b) the Subordinated Notes, which Notes shall have been delivered to the Company and marked cancelled upon payment in full of the Subordinated Notes Pay-off Amount in accordance with Section 2.3(c);

         (c) a certificate of the chief financial officer of the Company, dated as of the Closing Date (the "CFO Certificate"), setting forth the following amounts:

                  (i) the amount of the payment required to be made by the Company in order to pay all principal, premium, if any, and interest due under the Bank Credit Facility on the Closing Date, such that, if such amount were applied to the notes executed by the Company under the Bank Credit Facility, all such notes would be fully repaid and cancelled (the "Bank Credit Facility Pay-off Amount");

                  (ii) the amount of the payment required to be made by the Company in order to pay all principal, premium, if any, and interest due on the Subordinated Notes on the Closing Date, such that, if such amount were applied to the Subordinated Notes, all such Subordinated Notes would be fully repaid and cancelled (the "Subordinated Notes Pay-off Amount");

                  (iii) a good faith calculation by such officer of the Net Working Capital as of the Closing Date (the "Initial Net Working Capital"), together with a schedule showing how such amount was calculated (which schedule shall have been delivered to the Buyer in draft form at least two Business Days prior to the Closing);

                  (iv) a good faith calculation by such officer of the fees and expenses payable by the Company to the Persons identified in Schedule
         4.31 in connection with the consummation of the transactions contemplated by this Agreement, to the extent not paid prior to Closing (the "Investment Banking Fee Amount");

                  (v) a good faith calculation by such officer of the legal and accounting fees and expenses incurred by the Company in connection with the transactions contemplated by this Agreement, to the extent not paid prior to Closing (the "Other Transaction Cost Amount");

                  (vi) a statement (A) setting forth the aggregate amount of cash payments required to be made at Closing to officers and employees of the Company as cash bonuses, as consideration for the cancellation of Options, or as consideration for the rights of officers or employees under any phantom stock or equity plan or arrangement of the Company, to the extent not paid prior to Closing (the "Management Compensation Amount") and (B) identifying the payees (the "MCA Recipients") of such Management Compensation Amounts and the amount thereof payable to each such MCA Recipient; and

                  (vii) a good faith calculation by such officer of the Tax Withholding Amount.

         (d) the certificates referred to in Section 8.3;

         (e) a certificate of the Secretary or an Assistant Secretary of each Energy Spectrum Authorizing Entity attesting to (i) the resolutions of the Board of Managers of the Energy Spectrum Authorizing Entity referred to in Section 8.5 and (ii) the incumbency and signature of each officer of the Energy Spectrum Authorizing Entity who has executed this Agreement and any other agreement or certificate executed and delivered by such Energy Spectrum Authorizing Entity in connection with this Agreement or the Closing;

         (f) resignations by all members of the Board of Directors of the Company and such officers of the Company as are specified by Buyer (in a written notice delivered to the Seller Representative at least five Business Days prior to the Closing Date) from their positions as directors or officers of the Company (or, if any resignations of any directors or officers have not been obtained, evidence of the removal of such directors or officers);

         (g) a certificate from the Secretary of State of the State of Delaware with respect to the existence and good standing of the Company;

         (h) evidence reasonably satisfactory to Buyer that the Options have been cancelled in accordance with Section 6.4(a); and

         (i) such other certificates and documents as Buyer or its counsel may reasonably request.

         SECTION 2.3. Deliveries by Buyer to Sellers. At the Closing, Buyer shall deliver to the Seller Representative for the account of the Sellers the following:

         (a) a wire transfer of immediately available funds (to such account or accounts as the Seller Representative shall have specified to Buyer at least two Business Days prior to the Closing) in an amount equal to the Initial Purchase Price, less the sum of (i) the Escrow Deposit and (ii) the Tax Withholding Amounts;

         (b) a wire transfer of immediately available funds (to such account or accounts as the Lenders shall have specified to Buyer at least two Business Days prior to the Closing) in an amount equal to the Bank Credit Facility Pay-Off Amount;

         (c) a wire transfer of immediately available funds (to such account or accounts as the Seller Representative shall have specified to Buyer at least two Business Days prior to the Closing) in an amount equal to the Subordinated Notes Pay-off Amount;

         (d) the certificate referred to in Section 9.3;

         (e) a certificate of the Secretary or an Assistant Secretary of the general partner of Buyer attesting to (i) the resolutions of the Board of Directors of the general partner of Buyer referred to in Section 9.6 and (ii) the incumbency and signature of each officer of the general partner of Buyer who has executed this Agreement and any other agreement or certificate executed and delivered by or on behalf of Buyer in connection with this Agreement or the Closing; and

         (f) such other certificates and documents as the Seller Representative on behalf of all the Sellers or its counsel may reasonably request.

         SECTION 2.4. Escrow Agreement. In order to provide security for the obligations of Sellers to provide indemnification to Buyer pursuant to Section 12.1, the Seller Representative shall cause a portion of the Purchase Price equal to $14,000,000 in cash to be deposited in escrow at the Closing (the "Escrow Deposit") with JPMorgan Chase Bank, as escrow agent (the "Escrow Agent"). At the Closing, Buyer and the Sellers shall execute and deliver the Escrow Agreement, substantially in the form attached as Exhibit B hereto (the "Escrow Agreement"), and shall take all action required to cause JPMorgan Chase Bank to accept its appointment as Escrow Agent by executing the Escrow Agreement and acknowledging receipt of the Escrow Deposit.

         SECTION 2.5. Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

         SECTION 2.6. Sellers' Representative. Each Seller shall deposit with the Seller Representative at least five Business Days prior to the scheduled Closing Date certificates representing the Shares and Subordinated Notes owned by such Seller, the written agreements pursuant to which the Options were granted by the Company and counterparts of the Escrow Agreement executed by such Seller. The Seller Representative shall hold such certificates, agreements until the earlier of Closing or the termination of this Agreement in accordance with
Section 11.1. The Seller Representative shall also act as agent for the Sellers in connection with all matters specified in Article XIII, including (i) the receipt of certificates and documents from Buyer at the Closing, (ii) the execution of the Escrow Agreement, (iii) the matters set forth in Section 3.3 relating to the review and objections to the Final Balance Sheet and the calculation of the Final Net Working Capital, (iv) the matters set forth in
Section 3.4 relating to the release of the Escrow Funds and (v) for purposes of
(A) receiving and distributing to Sellers all payments made pursuant to Section 3.3(a) or 3.4 or (B) receiving from the Sellers and delivering to Buyer any amounts required to be paid by the Sellers pursuant to Section 3.3(a), all in accordance with such arrangements as shall be made among the Seller Representative and Sellers.

                                  ARTICLE III
                                 CONSIDERATION

         SECTION 3.1. Amount and Form of Consideration

         (a) The purchase price to be paid by Buyer to the Sellers in consideration of the Shares shall be an amount (the "Initial Purchase Price") in cash equal to:

                  (i) $104,000,000; plus

                  (ii) the sum of (A) the amount of the Initial Net Working Capital and (B) the Excess Tax Benefit Amount; minus

                  (iii) the sum of (A) the Bank Credit Facility Pay-off Amount,
         (B) the Subordinated Notes Pay-off Amount, (C) the Investment Banking Fee Amount, (D) the Other Transaction Costs Amount, and (E) the Management Compensation Amount other than the portion thereof payable to Sellers pursuant to Section 6.4(a).

         (b) The final purchase price to be paid by Buyer to Sellers in consideration of the Shares shall be the Initial Purchase Price, as adjusted by virtue of the payment by Buyer or Seller of the Net Working Capital Adjustment Amount in accordance with Section 3.3 (the "Purchase Price").

         (c) The Purchase Price shall be allocated (i) first to the Preferred Shares, to the extent of the full face amount and preferred return thereon and
(ii) second, to the Common Shares.

         (d) Subject to Section 3.4, the Purchase Price shall be paid to Sellers in such proportions as the Seller Representative shall specify in a written notice, which shall be delivered to Buyer by the Seller Representative at least two Business Days prior to the Closing Date.

         SECTION 3.2. Payment of Consideration and Delivery of Shares at Closing. At the Closing, Buyer shall pay the Initial Purchase Price (less the Escrow Deposit) to the Sellers and the Sellers shall deliver to Buyer the Shares or certificates representing the same, in each case in the appropriate form for transfer to Buyer as specified in Article II. At the Closing, the Shares shall be sold and delivered to Buyer free and clear of all Liens other than Liens that may be imposed thereon by or on behalf of Buyer. At the Closing, the Buyer shall also pay, on behalf of the Company, the Investment Banking Fee Amount, the Other Transaction Cost Amount and the Management Compensation Amount (other than the portion thereof payable to Sellers pursuant to Section 6.4(a)), which such amounts and the identities of the payees thereof shall be specified in a written notice provided by Seller Representative to Buyer, to the extent not provided in the CFO Certificate provided pursuant to Section 2.2(c). The Parties (i) acknowledge that Buyer's payment, on behalf of the Company, of the Investment Banking Fee Amount, the Other Transaction Cost Amount and the Management Compensation Amount pursuant to this Section 3.2 shall be treated for income tax purposes as a contribution by the Buyer to the Company, followed by a payment of the Investment Banking Fee Amount, the Other Transaction Cost Amount and the Management Compensation Amount by the Company to the recipients thereof and (ii) shall report the payment of such amounts in a manner that is consistent with such treatment.

         SECTION 3.3. Post-Closing Adjustment.

         (a) In accordance with the terms and provisions of this Section 3.3, Buyer shall pay to Seller Representative for the account of the Sellers (in the same proportions in which the Initial Purchase Price is to be paid to them in accordance with Section 3.1(d) or such other proportions as they shall agree in writing), or Sellers (in the same proportions) shall pay to Buyer (as the case may be), an amount (the "Net Working Capital Adjustment Amount") equal to the amount by which the Final Net Working Capital is greater (in which case Buyer shall pay the Net Working Capital Adjustment Amount to the Seller Representative for the account of the Sellers) or is less (in which case Sellers shall pay the Net Working Capital Adjustment Amount to Buyer) than the Initial Net Working Capital.

         (b) Within 60 days after the Closing Date, Buyer shall deliver to the Seller Representative (i) an unaudited balance sheet of the Company as of the Closing Date (the "Final Balance Sheet") and (ii) a certificate executed by an executive officer of each of Buyer and the Company setting forth their proposed calculation of Final Net Working Capital, which shall be made in accordance with and in a manner consistent with the illustration set forth in Schedule I. The calculation of Final Net Working Capital set forth in such certificate shall be binding upon the Buyer and Sellers, unless the Seller Representative objects to such calculation in accordance with clause (c) below.

         (c) For a period of 60 days following the delivery of the Final Balance Sheet and officers' certificate referred to in clause (b) above, Buyer and the Company shall give to the Seller Representative access during normal business hours to the books and records of the Company reasonably necessary for the Seller Representative to confirm the accuracy of the Final Net Working Capital. If, within such 60-day period, the Seller Representative notifies Buyer of any objections to the calculation by Buyer of the Final Net Working Capital (the date upon which the Seller Representative notifies Buyer of any such objections shall be referred to herein as the "Objection Notification Date"), Buyer and the Seller Representative will attempt in good faith to agree upon the Net Working Capital Adjustment Amount prior to or on the date that is 30 days after the Objection Notification Date.

         (d) If Buyer and the Seller Representative agree prior to or on the date that is 30 days after the Objection Notification Date to a Net Working Capital Adjustment Amount that is different from the amount that would be calculated based upon the officers' certificate delivered to the Seller Representative, the payment described in clause (a) above shall be in the agreed upon amount.

         (e) If, on the other hand, Buyer and the Seller Representative do not agree prior to or on the date that is 30 days after the Objection Notification Date to a Net Working Capital Adjustment Amount, the matters in dispute (but no other matters) shall be submitted to (i) a firm of independent public accountants mutually agreed upon by Buyer and the Seller Representative, or (ii) if Buyer and the Seller Representative do not agree upon such independent public accountants within 30 days after the Objection Notification Date, Deloitte & Touche LLP, or (iii) if the firm specified in clause (i) or (ii) above is unwilling or unable to undertake the engagement contemplated by this provision, a firm of independent public accountants selected by the Seller Representative from among the "big four" accounting firms (other than any firms that have been engaged to audit the financial statements of, or perform any other significant services for, the Sellers or any of their Affiliates at any time during the past five years) (in either case, the "Final Arbiter"), which firm shall make a final and binding determination as to all matters in dispute with respect to the calculation of the Net Working Capital Adjustment Amount as promptly as practicable but no later than 45 days after its appointment. The Final Arbiter shall send its written determination of Final Net Working Capital to Buyer and the Seller Representative, together with a calculation of the Net Working Capital Adjustment Amount that results from that determination, at which point the determination of the Final Arbiter, and the resulting calculation of the Net Working Capital Adjustment Amount, shall be binding on Buyer and Sellers, absent fraud or manifest error. The fees and expenses of the Final Arbiter shall be borne equally by Buyer on the one hand and Sellers on the other hand.

         (f) The payment of the Net Working Capital Adjustment Amount as contemplated by clause (a) above will be made on the day that is five days after the date upon which such amount has been finally determined in accordance with the provisions of this Section 3.3. Such payment will be made to Buyer or the Seller Representative for the account of the Sellers, as the case may be, by wire transfer of immediately available funds to an account specified by Buyer or the Seller Representative, as applicable.

         SECTION 3.4. Escrow Arrangements. The Parties shall take all action required to cause the Escrow Agent to hold all funds deposited with or held by the Escrow Agent pursuant to the Escrow Agreement, including the Escrow Deposit and any interest or earnings accrued thereon (the "Escrow Funds"), until such time as they are to be released to the parties in accordance with this Section
3.4. The fees and expenses of the Escrow Agent shall be borne equally by the Sellers on the one hand and Buyer on the other hand. The Parties shall promptly execute and deliver such instructions and other documents and take all other action as may be required to cause the Escrow Agent to release the Escrow Funds to the Parties as follows:

         (a) Except as set forth in Section 3.4(d), within one Business Day after the earlier of (i) the date upon which a binding settlement or compromise of the Subject Litigation has been reached, which settlement or compromise provides for an unconditional release of the Company or any successor in interest identified by Buyer to Sellers (whether by merger, consolidation or otherwise) from any liability or obligation arising with respect to the Subject Litigation or (ii) the date upon which a final judgment of a court of competent jurisdiction has been entered to the effect that the Company or any such successor in interest is not subject to liability in respect of the Subject Litigation, the Escrow Agent shall release to the Sellers (to such account or accounts as shall be designated by the Seller Representative) an amount equal to $7,000,000, plus one half of all interest or earnings included in the Escrow Funds (or, if less, the total amount of remaining Escrow Funds not previously released in accordance with this Section 3.4) (the "Litigation Escrow Amount");

         (b) Within one Business Day after the date upon which (A) Buyer, the Company or any such successor in interest to the Company pays or becomes unconditionally obligated to pay (whether as a result of any final judgment or arbitral award or as a result of any settlement to which the Sellers have granted their consent in accordance with Section 12.3) any Losses for which it is entitled to receive indemnification from Sellers under Section 12.1 arising from a Third Party Claim, including in respect of the Subject Litigation, or (B) Sellers become unconditionally obligated to pay to Buyer (whether by agreement of the Parties or as a result of an arbitral award entered in favor of Buyer) any Losses for which Buyer is entitled to receive indemnification from Sellers under Section 12.1 arising from a Claim other than a Third Party Claim, the Escrow Agent shall release to the Buyer (to such account or accounts as shall be designated by the Buyer) an amount equal to such Losses; and

         (c) Except as set forth in Section 3.4(d), immediately upon the second anniversary of the Closing Date, the Escrow Agent shall release to the Sellers (to such account or accounts as shall be designated by the Seller Representative) all remaining Escrow Funds, other than the Litigation Escrow Amount (which may only be released in accordance with the terms of Section 3.4(a) above).

         (d) Notwithstanding Sections 3.4(a) and (c) above, the parties shall not be required to take action to cause the Escrow Agent to release Escrowed Funds to the Sellers in accordance with such provisions if Buyer shall have asserted good faith claims for indemnity under Section 12.1 which have not been finally resolved (the "Pending Claims"), to the extent that, after the release of such funds by the Escrow Agent as contemplated by Sections 3.4(a) or (c), the remaining Escrowed Funds held by the Escrow Agent would be insufficient to pay the amount necessary to cover Sellers' indemnification obligations in respect of such Pending Claims.

         (e) If, in order to secure the release of any Escrowed Funds in accordance with this Section 3.4, it is necessary for Buyer on the one hand or Sellers on the other hand to commence arbitration proceedings in accordance with
Section 14.9, the arbitrator may, if it determines that the other party or parties (the "Nonconsenting Party") failed or refused to take action to release all or part of the Escrowed Funds to the other party (the "Other Party") as required by this Agreement and did not have a good faith basis for such failure or refusal, order the Nonconsenting Party to pay to the Other Party an amount equal to the interest that would have accrued on the portion of the Escrowed Funds that would have been released but for the failure or refusal on the part of the Nonconsenting Party, at a rate at 10% per annum, for each day from and after the commencement of such failure or refusal until the date upon which applicable portion of the Escrowed Funds was actually released to the Other Party.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           OF SELLERS AND THE COMPANY

         Each Seller (to the extent that the representations and warranties set forth below specifically refer to such Seller) and the Company (except to the extent that the representations and warranties set forth below are made by the Sellers) hereby represents and warrants to Buyer as follows:

         SECTION 4.1. Organization; Power and Authority. The Energy Spectrum Sellers are limited partnerships duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to transact business and is in good standing in each jurisdiction in which such qualification is required by Law, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company has all requisite power and authority (corporate and other) to own, lease and operate its assets and properties and conduct its businesses and operations as presently being conducted.

         SECTION 4.2. Authorizations; Execution and Validity. Each of the Energy Spectrum Sellers and the Company has all requisite corporate or partnership power and authority (as the case may be) to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Energy Spectrum Sellers and the Company, the performance by each of the Energy Spectrum Sellers and the Company of its obligations hereunder and the consummation by each of the Energy Spectrum Sellers and the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or partnership action (as the case may be) on the part of each of the Energy Spectrum Sellers and the Company. This Agreement has been duly and validly executed and delivered by each of the Sellers and the Company and constitutes a valid and binding obligation of each of the Sellers and (to the extent it relates to actions to be taken or covenants to be performed prior to or at Closing) the Company, enforceable against each of the Sellers and the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally or general principles of equity.

         SECTION 4.3. No Conflict; Consents. Except as set forth on Schedule 4.3, none of the execution and delivery by the Sellers or the Company of this Agreement, the performance by the Sellers or the Company of their obligations under this Agreement or the consummation by the Sellers or the Company of the transactions contemplated hereby will (a) assuming compliance with the matters referred to in clause (d) below, violate any Law, except for violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) violate the certificate of incorporation or bylaws of the Company or the certificate of limited partnership or limited partnership agreement of any Energy Spectrum Seller, (c) violate any Order to which the Company or a Seller is a party or by which the Company or a Seller or any of their assets is bound, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) require any consent from or filing with any Governmental Authority (other than (i) the filing of notification under the HSR Act and the expiration or early termination of the applicable waiting period thereunder or (ii) any informational filing with any utility regulatory authority in Texas or Oklahoma) or any consent from any other Person, except where the failure to be, to make or obtain the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (e) conflict with, constitute a breach of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to the loss of any benefit to which the Company is entitled under the provisions of any agreement or instrument binding on the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (f) result in the creation or imposition of any Lien on any material asset of the Company.

         SECTION 4.4. Subsidiaries; Investments. The Company has no Subsidiaries. Except as set forth on Schedule 4.4, as of the date hereof, the Company does not own any Capital Stock or other equity or similar ownership interests in, or any interest convertible into or exchangeable or exercisable for any equity or similar ownership interest in, any Person.

         SECTION 4.5. Capitalization of the Company. The total authorized Capital Stock of the Company consists of (i) 5,000,000 shares of Common Stock and (ii) 20,000,000 shares of Preferred Stock. As of the date hereof, there are outstanding an aggregate of 2,084,891 shares of Common Stock and 11,052,304 shares of Preferred Stock, all of which are owned by the Sellers, free and clear of all Liens and other Adverse Claims, except for such restrictions on transfer as are described on Schedule 4.5. All of the outstanding shares of Common Stock and Preferred Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.5, there are no outstanding options, subscriptions, convertible securities, warrants, calls, rights, commitments or other rights obligating the Company to issue, transfer, deliver or sell any shares of its Capital Stock. None of the outstanding shares of Capital Stock of the Company were issued in violation of any preemptive rights, anti-dilution rights or other similar rights of third parties. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Capital Stock of the Company.

         SECTION 4.6. Financial Statements. Attached as Schedule 4.6 are (i) the audited consolidated balance sheets of the Company as of December 31, 2003 (the "Audited Balance Sheet") and December 31, 2002, together with the related consolidated statements of income, changes in shareholders' equity and cash flows of the Company for the two years then ended (collectively, the "Audited Financial Statements"), in each case accompanied by the report of the Company's independent public accountants with respect thereto, and (ii) the unaudited consolidated balance sheets of the Company for each of the four months ended January 30, 2004, February 29, 2004, March 31, 2004 and April 30, 2004, together with the related consolidated statements of income the four-month periods then ended (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). Except as described on
Schedule 4.6, the Financial Statements fairly present, in all material respects, the consolidated financial position of the Company as of the dates indicated, and the consolidated results of operations and cash flows of the Company for the periods presented. The Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and, except as set forth on Schedule 4.6, the Interim Financial Statements have been prepared substantially in accordance with GAAP applied on a basis consistent with the Audited Financial Statements. The Company has in place internal controls over financial reporting that are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as described in Schedule 4.6, the accounts receivable recorded by the Company in the Financial Statements are fairly stated in accordance with GAAP and, to Sellers' Knowledge, there is no basis under GAAP to write off any such accounts receivable.

         SECTION 4.7. Indebtedness; Undisclosed Liabilities; Off Balance Sheet Arrangements. As of the date hereof, the Company has no indebtedness for borrowed money, other than (i) the principal amount of and interest accrued on the indebtedness under the Bank Credit Facility and the Subordinated Notes and
(ii) as disclosed on Schedule 4.7. In addition, as of the date hereof, the Company has no liabilities or obligations of a type required to be reflected on a balance sheet prepared in accordance with GAAP or described in the notes thereto, except for liabilities or obligations (i) reflected or reserved against in the balance sheet dated April 30, 2004 included in the Interim Financial Statements (the "Latest Balance Sheet"), (ii) incurred by the Company in the ordinary course of business consistent with past practice after the date of the Latest Balance Sheet or (iii) described on Schedule 4.7. Schedule 4.7 lists all documentation creating or governing all "off-balance sheet arrangements" (as defined in Item 303(a)(4) of Regulation S-K promulgated by the Securities and Exchange Commission) which the Company would be required to disclose under Item 303(a) of Regulation S-K if the Company were subject to the periodic reporting requirements of the Exchange Act. No representation or warranty is made in this
Section 4.7 with respect to any liability for Taxes.

         SECTION 4.8. Absence of Certain Changes. Except as set forth in
Schedule 4.8, since the date of the Latest Balance Sheet, the business of the Company has been conducted in the ordinary course of business consistent in all material respects with past practice and there has not been: (i) any event, occurrence or development which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on the Company;
(ii) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money (other than interest accrued under the terms of the Bank Credit Facility) or any obligation to pay the deferred purchase price of property of a type that should be reflected as indebtedness on a balance sheet in accordance with GAAP (other than trade payables incurred in the ordinary course of business consistent with past practice); (iii) any making of any loan, advance or capital contribution to or investment in any Person; (iv) any damage, destruction, loss or casualty (whether or not covered by insurance) affecting the business, properties or assets of the Company which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company; (v) any material change in the method of accounting or accounting practice by the Company, except for any such change required by reason of a concurrent change in GAAP; (vi) any transaction or commitment made, or any contract or agreement entered into, by the Company that is material to the business or operations of the Company (including the acquisition or disposition of assets) or any relinquishment by the Company of any material contract or other right, in either case, other than transactions and commitments in the ordinary course of business consistent in all material respects with past practices and those contemplated by this Agreement; (vii) any material increase in compensation payable or benefits to directors, executive officers or key employees of the Company or any grant of any severance, termination or retention payment to any director, officer or key employee of the Company; (viii) any labor dispute, other than routine grievances, or any lock out, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company; (ix) any capital expenditure, or commitment for capital expenditure, for additions or improvements to property, plant and equipment in excess of $200,000, that was not part of the Company's capital budget included in Schedule 4.8 hereto (other than as required to effect a cure as permitted under paragraph (c) of the definition of the term "Material Adverse Effect"); or
(x) any commitment or agreement to do any of the foregoing.

         SECTION 4.9. Litigation; Orders.

         (a) Schedules 4.9, 4.16(c) and 4.16(d) list all Legal Proceedings pending or, to Sellers' Knowledge, threatened in writing against the Company. There are no Legal Proceedings pending against the Sellers or the Company, or, to Sellers' Knowledge, threatened in writing that question the validity or enforceability of this Agreement or any action taken or to be taken by the Sellers or the Company in connection with, or which seek to enjoin, alter, or materially delay or obtain monetary damages in respect of, this Agreement or the consummation by the Sellers or the Company of the transactions contemplated hereby or that could reasonably be expected to adversely affect in any material respect the ability of either the Sellers or the Company to perform its obligations under and consummate the transactions contemplated by this Agreement.

         (b) The Company is not in violation of and, to Sellers' Knowledge, is not under any investigation with respect to, and has not been overtly threatened or charged with or given notice of any violation of, any Law or Order, except for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.10. Employees.

         (a) Schedule 4.10 sets forth the name and title of each current employee of the Company, including such employee's (i) rate of compensation,
(ii) job title, (iii) date of hire, and (iv) whether such employee is a part-time or full-time employee. None of the employees is represented by a union, and no union organizing efforts have been conducted within the last five
(5) years or are now being conducted or threatened. The Company has not at any time during the last five (5) years had, nor to the knowledge of the Company, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor dispute. None of the employees of the Company has formally notified the Company that he or she intends to terminate his or her employment with the Company as a result of the execution and delivery of this Agreement or within three months following the Closing.

         (b) The Company has not violated any provision of any Law or Order of any Governmental Authority regarding the terms and conditions of employees, former employees or prospective employees or other labor-related matters, including, without limitation, Laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to immigration, discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, except for such violations which have not had or would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company is not party to nor has ever been party to any collective bargaining agreements. There is no dispute, claim or proceeding pending with, or to the knowledge of the Company, threatened by, the Immigration and Naturalization Service with respect to the Company or any employee.

         (c) Except as set forth on Schedule 4.10, the Company is not a party to any written employment agreement with any of its employees. The Company has provided or made available to Buyer true and correct copies of each employment agreement listed on Schedule 4.10 and each amendment thereto executed by the Company.

         (d) Prior to the date hereof, the Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act.

         (e) The Company has not had and is not reasonably expected to have any liability, either direct or indirect, absolute or contingent, as a result of any misclassification of a person (i) as an independent contractor rather than as an employee, or (ii) as an exempt or non-exempt employee.

         SECTION 4.11. Employee Benefits.

         (a) Schedule 4.11 contains a true and complete list of each Employee Benefit Plan, and each other option, incentive, deferred compensation or fringe benefit plan, program or arrangement maintained or contributed to or required to be contributed to by the Company for the benefit of any employee or former employee of the Company (the "Company Plans").

         (b) The Company is not part of a controlled group of corporations and is not under common control with any other entity, within the meaning of Section 414(b) or (c) of the Code. The Company does not have any liability in connection with a multiemployer plan, as defined in Sections 3(37) of ERISA, or any plan subject to Section 412 of the Code or Section 302 of ERISA.

         (c) With respect to the Company Plans, a true and complete copy of (i) each of the Plans and related trust agreements, insurance contracts and other funding agreements, (ii) the most recent Summary Plan Description for each Company Plan for which a summary plan description is required and any summary of material modification with respect to an amendment to a Company Plan, and (iii) the most recent Annual Report (Form 5500) filed with the IRS have been furnished to Buyer. All contributions required with respect to each Company Plan for all periods through the Closing Date shall have been made by such date (or provided for by the Company by adequate reserves on its financial statements).

         (d) Each Company Plan has been administered in all material respects in accordance with its terms and in compliance with the provisions of ERISA, the Code (including rules and regulations thereunder) and other Laws applicable thereto. The Company and each Company ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Company Plan. With respect to the Company Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company is reasonably likely to be subject to any material liability under the terms of such Company Plans, ERISA, the Code, or any other applicable Law. The Company does not have any actual or contingent liability under Title IV of ERISA, including, without limitation, any liability in connection with the termination or reorganization of any employee benefit plan subject to Title IV of ERISA and no fact or event exists which is reasonably likely to give rise to such liability.

         (e) The Company has made available to Buyer: (i) copies of all material severance agreements, programs and policies of the Company; and (ii) copies of all material plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions. Except as described in Schedule 4.11, neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any director, officer or employee of the Company under any Company Plan or otherwise, which payment is material in relation to the compensation previously provided to such individual, (B) materially increase any benefits otherwise payable under any Company Plan, which increase is material in relation to the benefits previously provided, or (C) result in any acceleration of the time of payment or vesting of any material benefits.

         (f) The Company sponsors, maintains and contributes to only one Employee Benefit Plan that is intended to be "qualified" within the meaning of
Section 401(a) of the Code and Section 401(k) of the Code (the "401(k) Plan"). The 401(k) Plan document, together with any amendments thereto, contains the material provisions required to be contained in such a plan, or any such provisions that are missing from the 401(k) Plan would be able to be added to the 401(k) Plan with Internal Revenue Service approval without material cost to the Company. To the Sellers' Knowledge, there exists no condition or set of circumstances which is likely to adversely affect the qualified status of the 401(k) Plan or that would prevent the IRS from issuing a favorable determination letter with respect to the qualified status of the 401(k) Plan.

         SECTION 4.12. Taxes.

         (a) Except as set forth on Schedule 4.12:

                  (i) (A) all federal and all material state and local Tax Returns required to be filed by or with respect to the Company as of the date hereof have been timely filed, and were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations, (B) all material Taxes owed by the Company which are due and payable have been paid in full, (C) all material Tax withholding and deposit requirements imposed on or with respect to the Company have been satisfied in full in all respects, and (D) there are no mortgages, pledges, Liens, encumbrances, charges or other security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax;

                  (ii) (A) there is no claim against the Company for any Taxes,
         (B) no assessment, deficiency or adjustment has been asserted, proposed, or threatened in writing with respect to any Tax Return of or with respect to the Company; and (C) no claim has ever been made by any authority in a jurisdiction where the Company does not file a Tax Return that it is or may be subject to taxation by that jurisdiction;

                  (iii) there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company;

                  (iv) the Company does not own any interest in any controlled foreign corporation (as defined in section 957 of the Code), foreign personal holding company (as defined in Section 552 of the Code), passive foreign investment company (as defined in section 1297 of the Code);

                  (v) none of the Property of the Company is subject to a safe-harbor lease (pursuant to section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g)(5) of the Code);

                  (vi) the Company will not be required to include any amount in income for any taxable period ending the Closing Date as a result of a change in accounting method for any taxable period ending on or before the Closing Date, pursuant to any written agreement with any Tax authority with respect to any such taxable period, installment sale or open transaction disposition made prior to the Closing Date, or as a result of prepaid amounts received on or prior to the Closing Date;

                  (vii) the Company has not entered into any written agreement with any taxing authority that requires the Company to take any action or to refrain from taking any action that could have a Material Adverse Effect on the Tax liabilities of the Company after the Closing Date;

                  (viii) No Seller or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any material additional Taxes for any period for which Tax Returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company. The Company has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review,
         (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company.
         Schedule 4.12 lists all federal, state, local, and foreign income Tax Returns filed with respect the Company for taxable periods ended on or after July 13, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Sellers have delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since July 13, 2000;

                  (ix) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code ss.280G (or any corresponding provision of state, local or foreign Tax law). The Company is not a party to or bound by any Tax allocation or sharing agreement. The Company (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (B) has no Liability for the Taxes of any Person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), or as a transferee or successor.

                  (x) As of December 31, 2003, the Company had an aggregate tax basis in its assets of not less than $36.020 million and the Company had net operating loss carryovers of not less than $14.257 million;

                  (xi) The due and unpaid Taxes of the Company (A) did not, as of the date of the Audited Balance Sheet or the Latest Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Audited Balance Sheet or the Latest Balance Sheet, respectively (rather than in any notes thereto), and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. Since the date of the Latest Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice; and

                  (xii) The Company has not distributed stock of another person, nor has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code ss.355 or ss.361.

         (b) Notwithstanding anything to the contrary set forth in this Article IV, the Sellers and the Company make no representation or warranty to Buyer relating to Taxes or the absence of liabilities with respect thereto other than pursuant to Section 4.6 and this Section 4.12, which are intended to contain the sole and exclusive representations and warranties of the Sellers or the Company relating to Taxes or the absence of liabilities with respect thereto.

         SECTION 4.13. Title to Securities. The delivery by the Sellers to Buyer at the Closing of the Shares or the certificates representing the same in accordance with the terms of this Agreement will vest Buyer on the Closing Date with good and valid title to all of the Shares, free and clear of all Liens and other Adverse Claims, other than any Liens or other Adverse Claims imposed by or arising as a result of any action on the part of Buyer. The Shares to be purchased by Buyer pursuant to this Agreement represent 100% of the outstanding shares of Capital Stock of the Company on a fully-diluted basis (after giving effect to the transactions described in Section 6.4(a)).

         SECTION 4.14. Dividends and Certain Other Payments. Except as set forth on Schedule 4.14, since the date of the Latest Balance Sheet, the Company has not paid or declared any dividends or made or agreed to make any distributions in respect of its Capital Stock or purchased, redeemed or otherwise acquired any Capital Stock or other securities of the Company. Except for regularly scheduled interest payments on the Subordinated Notes, the Company has not made any payments of any portion of the principal amount or interest of the Subordinated Notes since the date of the Latest Balance Sheet. The Company has not made any other payments to the Sellers or any of its Affiliates since the date of the Latest Balance Sheet, except for routine expense reimbursements made in the ordinary course of business.

         SECTION 4.15. Bank Accounts; Powers of Attorney. Schedule 4.15 sets forth (a) the name of each financial institution with which the Company has borrowing or investment agreements, deposit or checking accounts or safe deposit boxes, (b) the types of those arrangements and accounts including the names in which the accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto and (c) the names of all Persons, if any, holding powers of attorney (other than powers of attorney incidental to commercial relationships entered into in the ordinary course of business) from the Company and a summary statement of the terms thereof. None of the Energy Spectrum Sellers or their Affiliates (other than the Company) or their respective officers, directors or employees hold any powers of attorney from the Company.

         SECTION 4.16. Environmental Laws. Except as otherwise disclosed in Schedules 4.16(a), (b), (c), (d), (f), (g), (h) and (i):

         (a) The Company has obtained or filed applications for all Permits required under applicable Environmental Laws to operate its Facilities and conduct its businesses as they are currently being operated or conducted.
Schedule 4.16(a) sets forth a true and correct list of all Permits required under all applicable Environmental Laws which are held by the Company or for which the Company has filed applications.

         (b) Since July 13, 2000 and, to the Sellers' Knowledge, prior to such date, the Company has operated its Facilities and conducted its businesses in substantial compliance with all applicable Environmental Laws and in substantial compliance with the requirements and conditions of the Permits listed in
Schedule 4.16(a).

         (c) Since July 13, 2000 and, to the Sellers' Knowledge, prior to such date, no investigation, review, demand, information request, notice of violation or non-compliance, notice of potential responsibility or liability, citation, order, legal proceeding, or other type of enforcement action has been (i) issued to or filed against the Company, or (ii) is pending or, to the Sellers' Knowledge, threatened against the Company, by any Governmental Authority or other Person, in each case under or in connection with any Environmental Law in connection with the operation of its facilities or the conduct of its business, that could give rise to a material Loss or material Claim under an Environmental Law.

         (d) To the Sellers' Knowledge, there are no releases or threatened releases of Hazardous Materials on any property owned, leased or otherwise used by the Company that, if such releases or threatened releases of Hazardous Materials were brought to the attention of any Governmental Authority or other Person, would likely give rise to a material Loss or material Claim under an Environmental Law.

         (e) The Company has provided or made available to Buyer true and correct copies of all internal and external environmental reports or assessments with respect to the environmental condition of any Property or Facilities owned or leased by the Company or the compliance by the Company with Environmental Laws prepared by or on behalf of the Company or within the possession and control of the Company relating to all Property, Pipeline Assets or Facilities owned or leased by the Company, including, but not limited to, the Koch oil pipeline system acquired by the Company in connection with the Texaco Agreement or the Waynoka Plant.

         (f) Neither the Sellers nor the Company are parties to any indemnification or other contractual agreements that are likely to give rise to liability or responsibility under any Environmental Laws, except where those contractual obligations are not likely to have a Material Adverse Effect upon the Company.

         (g) Neither the Sellers nor the Company are aware of any proposed or pending changes to applicable Environmental Laws (other than changes that have been publicly proposed to be applicable to the national or regional natural gas gathering, treatment or processing industry generally) that are likely to become effective in the next 18 months and that could reasonably be expected to have a Material Adverse Effect upon the Company.

         (h) To the Sellers' Knowledge, there are no presently existing facts, circumstances, conditions or occurrences involving the Facilities, properties or operations of the Company that could reasonably be expected to form the basis of a Claim under an Environmental Law against the Company that could reasonably be expected to result in a material Loss under an Environmental Law or that could reasonably be expected to materially increase the operating or compliance costs for the Facilities over the next 18 months.

         (i) Since July 13, 2000 and, to the Sellers' Knowledge, prior to such date, all hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Company have been transported, treated and disposed of in all material respects in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the Sellers' Knowledge, all such transport carriers and treatment and disposal facilities have been and are operating in compliance in all material respects with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority as to any of the matters covered by this paragraph (i).

         SECTION 4.17. Material Contracts. Except as set forth on Schedule 4.17, the Company is not a party to or bound by (i) any partnership, joint venture or similar agreement or arrangement, (ii) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise), (iii) any agreement with the Sellers or any of their Affiliates or any director or officer of the Energy Spectrum Sellers or any of their Affiliates that will continue in effect after the Closing (provided that for purpose of this Section 4.17 the proviso to the first sentence of the definition of Affiliate will not apply), (iv) any contract with a labor union, (v) any agreement that limits in any material respect the ability of the Company to compete in any line of business or with any Person, (vi) any Contract with a Governmental Authority, or (vii) any Material Contract. The Company has provided or made available to Buyer true and correct copies of each Contract listed in
Schedule 4.17 and each amendment thereto executed by the Company. The Company is not in breach or default in the performance of its duties or obligations under any Contract listed in Schedule 4.17, where such breach or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Contract listed in Schedule 4.17 is in full force and effect and constitutes the enforceable obligations of the Company and, to the Sellers' Knowledge, the other parties thereto and, except as set forth on Schedule 4.17, will continue in effect without requirement for any consent by any party as a result of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 4.18. Title to Property; Leases. The Company has good, sufficient and clear title to all of its Property, in each case free and clear of Liens, adverse possession or abandonment claims, other than those defects in title or, with respect to the Pipeline Assets or Facilities, failures in title which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as set forth in Schedule 4.18 hereto, (i) the consummation of the transactions contemplated by this Agreement will not result in any material violation of, or result in any material default under, any contract or agreement between the Company and any third parties with respect to the ownership or operation of the Property and (ii) the Company is not in material violation of or material default under any such contract or agreement and there is no notice of material default or formally announced potential material default or event of default with respect to any such contract or agreement. Schedule 4.18 hereto lists all material leases to which the Company is a party or is bound, whether as lessee or lessor, with respect to any real property and all material surface easements and railroad crossing rights of the Company. All leases, surface easements and railroad crossing agreements held by the Company are valid and subsisting and are in full force and effect, with such exceptions as could not reasonably be expected to have a material adverse effect on the ability of the Company to conduct its operations in a manner consistent with past practice. Except as set forth on Schedule 4.18 hereto, there is no default, notice of default or formally announced potential default or event of default with respect to any lease, surface easement or railroad crossing rights of the Company that could reasonably be expected to interfere in any material respect with the conduct of the business of the Company. All material leases, surface easements and railroad crossing rights of the Company will continue in effect without requirement for any consent by any party as a result of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 4.19. Intellectual Property. To the Sellers' Knowledge, the Company owns or has a valid right to use all Intellectual Property that is individually or in the aggregate material to the conduct of the business of the Company. The Company has not received any written notice asserting that, and, to the Sellers' Knowledge, there is no reason to believe that, the conduct of the business of the Company infringes upon or violates any Intellectual Property of any Person, except for any infringement or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.20. Intercompany Liabilities. Except as set forth on Schedule
4.20 there are no intercompany liabilities (other than the liabilities evidenced by the Subordinated Notes) as of the date of the Latest Balance Sheet between the Energy Spectrum Sellers and their Affiliates, on the one hand, and the Company, on the other hand. Since the date of the Latest Balance Sheet, other than accrued interest on the Subordinated Notes there has not been any accrual of liability by the Company to the Energy Spectrum Sellers or any of their Affiliates or any transaction between the Company and the Energy Spectrum Sellers and any of their Affiliates.

         SECTION 4.21. Insurance Coverage. Schedule 4.21 sets forth a list of all insurance policies and fidelity bonds currently in effect (or, in the case of occurrence-based policies, in effect since May 18, 2000) providing insurance coverage to the Company with respect to the assets, business, operations, employees, officers or directors of the Company. There is no claim by the Company pending under any such policies or bonds to which coverage has been questioned, denied or disputed by the underwriters or issuers of such policies or bonds nor has any denial of coverage or reservation of rights notice been given or, to Sellers' Knowledge, proposed to be given, by any such underwriter and issuer with respect to a claim that is still pending. All premiums due under such policies and bonds have been timely paid and the Company has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds are in full force and effect. To Sellers' Knowledge, there is no threatened termination of, or material alteration of coverage under, any such policies and bonds. No such policies and bonds will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement.

         SECTION 4.22. Permits. Schedules 4.16(a) and 4.22 list all Permits held by the Company affecting, or relating to, the assets or business of the Company. Except as set forth in Schedules 4.16(a) and 4.22, (i) the Permits are valid and in full force and effect, (ii) the Company has not received any notice that any Governmental Authority intends to cancel, terminate or not renew any such Permit, (iii) the Company is not in default under and, to the Sellers' Knowledge, no condition exists that with or without the giving of notice or the passage of time, or both, would constitute a default under, any such Permit and
(iv) no Permit will be terminated or become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement. The Permits listed under the caption "FCC Permits" in such Schedule (the "FCC Permits") are not material to the business, operations or financial condition of the Company, and the failure to obtain any required transfer of such Permits in connection with the transactions contemplated by this Agreement would not interfere in any material respect with the business, operations or financial condition of the Company after the Closing.

         SECTION 4.23. Hedging. Except as set forth on Schedule 4.23, (a) the Company is not engaged in any natural gas or other futures or options trading in respect of which it has any material future liability, or a party to any swaps, hedges futures or similar instruments, and (b) the Company is in full compliance with all applicable provisions of Statement of Financial Accounting Standards No. 133 ("FASB 133") and as of December 31, 2003 was in a mark-to-market position with regard to all hedging or futures commodities transactions as of such date. The Latest Balance Sheet reflects a mark-to-market position as of the date thereof in accordance with FASB 133.

         SECTION 4.24. Gas Imbalances. Schedule 4.24 sets forth all material gas imbalances affecting the Pipeline Assets to which the Company was subject as of December 31, 2003.

         SECTION 4.25. No Untrue Statements. No statement by the Company or any Seller contained in this Agreement or the Schedules, contains or will contain any untrue statement of a material fact, or, in the case of the Schedules, omits or will omit to state a material fact necessary in order to make the statements therein not misleading. To the Sellers' Knowledge, no written materials provided to the Buyer by the Company or the Sellers or their respective representatives in connection with the transactions contemplated by this Agreement, as the statements made in any such written materials have been or may be supplemented or amended by the Schedules, contained or will contain any untrue statement of material fact.

         SECTION 4.26. Regulatory Agencies.

         (a) All currently effective filings heretofore made by the Company with the Texas Railroad Commission and the Oklahoma Corporation Commission (collectively, "Regulatory Agencies") were made in compliance in all materials respects applicable laws and the factual information contained therein was true and correct in all material respects as of the respective dates of such filings.

         (b) Neither the Company nor any portion of its assets is subject to the jurisdiction of the Federal Energy Regulatory Commission under the Natural Gas Act of 1938.

         (c) The Company is not (i) a "public utility company", a "holding company" or a "subsidiary company" of a "holding company" or (ii) to the Sellers' Knowledge, an "affiliate" of a "holding company", in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.27. Certain Payments. Since December 31, 2000, neither the Company nor, to the Sellers' Knowledge, any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly, in violation of applicable Law or as a part of a transaction or scheme in violation of applicable Law, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or (b) established or maintained any fund or asset for any of the purposes described above that has not been recorded in the books and records of the Company.

         SECTION 4.28. Indemnity Claims. Schedule 4.28 hereto contains a true and complete list of all written indemnification claims submitted by the Company pursuant to the terms of that certain Purchase and Sale Agreement, dated as of May 18, 2000, between the Company and Texaco Exploration & Production, Inc., as amended (the "Texaco Agreement").

         SECTION 4.29. Preferences. To the Sellers' Knowledge, Schedule 4.29 hereto sets forth a list of all current and past customers of the Company, if any, which have filed a petition in bankruptcy or otherwise become subject to bankruptcy proceedings before any United States Bankruptcy Courts during the past 24 months and from which the Company has received payments in excess of $100,000 during the 90-day period preceding the commencement of such bankruptcy proceedings. Except as set forth on Schedule 4.29, none of the customers identified on Schedule 4.29, or any other Person on behalf of such customers, has filed a claim alleging that the Company received a preferential payment or transfer in violation of the United States Bankruptcy Code.

         SECTION 4.30. Operational Standards and Maintenance Programs. Except as disclosed in Schedule 4.30, the Company has, at all times since the beginning of its last full fiscal year, operated the Pipeline Assets and Facilities in a good and workmanlike manner (as determined by reference to operating standards for companies engaged in similar lines of business in the geographic areas in which the Company operates) and subject to prudent and customary maintenance programs (of the type employed by companies engaged in similar lines of business in the geographic areas in which the Company operates), in each case with such exceptions as could not reasonably be expected to interfere in any material respect with the conduct of the business of the Company.

         SECTION 4.31. Fees. Except as set forth in Schedule 4.31, neither the Sellers nor the Company has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

         Buyer hereby represents and warrants to the Sellers as follows:

         SECTION 5.1. Organization; Power and Authority. Buyer is a partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Oklahoma. Buyer has all requisite partnership power and authority to own and operate its assets and properties and conduct its business and operations as presently being conducted.

         SECTION 5.2. Authorizations; Execution and Validity. The execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations under this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of the Buyer. This Agreement has been duly executed and delivered by Buyer, constitutes a valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or general principles of equity.

         SECTION 5.3. No Conflicts; Consents. None of the execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations under this Agreement or the consummation by Buyer of the transactions contemplated hereby will (a) assuming compliance with the matters referred to in clause (d) below, violate any Law, except as would not reasonably be expected to materially adversely affect the ability of Buyer to perform its obligations under and consummate the transactions contemplated by this Agreement; (b) violate the certificate of limited partnership or partnership agreement of Buyer, (c) violate any Order to which Buyer is a Party or by which it is bound, except as would not reasonably be expected to materially adversely affect the ability of Buyer to perform its obligations under and consummate the transactions contemplated by this Agreement, (d) require any consent from or filing with any Governmental Authority (other than (i) the filing of notification under the HSR Act and the expiration or early termination of the applicable waiting period thereunder, or (ii) any informational filing with an utility regulating authority in Texas or Oklahoma), or any consent from any other Person, except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Buyer to perform its obligations under and consummate the transactions contemplated by this Agreement, or (e) violate or breach any material contract of the Buyer, except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Buyer to perform its obligations under and consummate the transactions contemplated by this Agreement.

         SECTION 5.4. Litigation. There are no Legal Proceedings pending against Buyer or, to Buyer's Knowledge, threatened (i) that question the validity of this Agreement or any action taken or to be taken by Buyer in connection with, or which seek to enjoin, alter, materially delay or obtain monetary damages in respect of, this Agreement or the consummation by Buyer of the transactions contemplated hereby or (ii) that, if adversely determined, would adversely affect in any material respect the ability of Buyer to perform its obligations under and consummate the transactions contemplated by this Agreement.

         SECTION 5.5. Access to Documents. Each of the Sellers and the Company has made available for inspection by Buyer and its representatives the corporate records, books of account, Contracts and other documents relating to the business, operations and affairs of the Company requested by Buyer. All access and information will be deemed to be subject to, and remain subject to, the provisions of Section 7.3.

         SECTION 5.6. Investment Intent; Sophisticated Buyer. Buyer (a) is an informed sophisticated entity with sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of its purchase of the Shares, (b) acknowledges that the purchase of the Shares is consistent with its general investment objectives, (c) understands that the purchase of the Shares involves a high degree of risk, (d) is financially able to bear the economic risks of purchasing the Shares, (e) has had an opportunity to discuss the business, management and financial affairs of the Company with the Sellers and the management of the Company and, in entering into this Agreement, is relying upon the representations, warranties and other terms and provisions of this Agreement and on its informed conclusions of its own investigations of such businesses, (f) is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, (g) was not organized for the specific purpose of acquiring the Shares, (h) understands that the Shares have not been registered under the Securities Act or the applicable securities or blue sky laws of any state and, accordingly, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (i) is an "accredited investor" as defined in Rule 501(a) under the Securities Act, (j) understands that the exemptions from registration under the Securities Act relied upon by the Sellers are based in part on the fact that the Buyer is an "accredited investor" as defined in Rule 501(a) under the Securities Act and the other matters addressed in this Section
5.6 and (k) has no present need for liquidity that might need to be satisfied through a sale of the Shares.

         SECTION 5.7. Financing. Buyer has, and will have as of the Closing Date, sufficient funds with which to pay the Purchase Price and consummate the transactions contemplated by this Agreement.

         SECTION 5.8. Fees. Except as set forth in Schedule 5.8, Buyer has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

                                   ARTICLE VI
                      COVENANTS OF SELLERS AND THE COMPANY

         Each of the Sellers and the Company hereby covenants and agrees, as applicable, that:

         SECTION 6.1. Conduct of Business. Until the Closing Date, the Company shall, unless Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or except as otherwise specifically contemplated by this Agreement:

         (a) operate only in the usual, regular and ordinary manner consistent with past practice, and use its commercially reasonable efforts to preserve and maintain its present business operations, organization and goodwill and relationships with third parties;

         (b) maintain books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years, and not change any of its accounting principles, except as required by GAAP;

         (c) comply in all material respects with all applicable Laws and Orders to which they are subject;

         (d) not enter into any merger or consolidation with any Person and not engage in any new business, or except pursuant to Contracts or commitments existing on the date of this Agreement and indicated in Schedule 6.1(d), make a loan, advance or capital contribution to any Person;

         (e) not sell, lease, license or otherwise dispose of or pledge or otherwise encumber any material assets or Property of the Company except (i) pursuant to Contracts or commitments existing on the date of this Agreement and
(ii) in the ordinary course of business consistent with past practice;

         (f) not amend or modify the Company's certificate of incorporation or bylaws;

         (g) not issue, redeem, exchange or sell any Capital Stock or other equity securities nor enter into any obligation convertible into or exchangeable or exercisable for any of its Capital Stock or other equity securities nor make any changes (by split-up, combination, reorganization or otherwise) in the capitalization of the Company, nor purchase, redeem or otherwise acquire any Capital Stock of the Company;

         (h) not pay, declare or set aside for payment any dividend or make or agree to make any distribution in respect of the Capital Stock or other securities of the Company or rights or obligations convertible into or exchangeable or exercisable for any shares of the Capital Stock or other securities of the Company or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

         (i) not make any other payments to the Sellers or their Affiliates, except (i) pursuant to Contracts or commitments existing on the date of this Agreement and (ii) in the ordinary course of business consistent with past practice;

         (j) not waive, compromise or settle any right or Claim in an amount in excess of $25,000;

         (k) not modify, amend or terminate any Material Contract, any Company Plan or any employment agreement with any officer or employee of the Company, except for renewals thereof in accordance with their terms, or enter into any new employment or severance agreement with any officer or employee of the Company;

         (l) use commercially reasonable efforts to continue to carry and maintain in all material respects all existing insurance;

         (m) not (i) create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness for borrowed money, issue or cause to be issued any notes, bonds, debentures, letters of credit or grant any option, warrant or right to purchase any thereof, other than pursuant to credit facilities existing on the date of this Agreement and consistent with past practice, or (ii) issue any securities convertible into or exercisable or exchangeable for any debt securities of the Company;

         (n) use commercially reasonable efforts to maintain in full force and effect all material Permits held by the Company; and

         (o) not agree to take any action or actions prohibited by any of the foregoing clauses (a) through (n).

         SECTION 6.2. Certain Regulatory Matters. Sellers or (in the case of paragraphs (b) and (c) below) the Company agree that they will take, or cause to be taken, the following actions:

         (a) HSR Act. Cause the "ultimate parent entity" of the Company to (i) file any notification and report form and related material required under the HSR Act in connection with the transactions contemplated by this Agreement as soon as practicable and in any event not later than ten Business Days after the date hereof; and (ii) provide promptly to the Department of Justice or Federal Trade Commission such information and documents as are requested by them or are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; provided, however, that nothing contained in this Agreement will require Sellers or any of their Affiliates to enter into any agreement, consent decree or other commitment requiring Sellers or any of their Affiliates to (a) divest or hold separate any material assets of Sellers or any of their Affiliates, (b) litigate, pursue or defend any contested proceeding challenging the transactions contemplated hereby as violations of any antitrust laws or (c) take any other action that would, individually or in the aggregate, materially adversely affect Sellers or any of their Affiliates.

         (b) Regulatory compliance in Oklahoma and Texas. (i) File any notification, or cooperate with the Buyer in filing such notification, with the Oklahoma Corporation Commission and Texas Railroad Commission as may be required by statute or regulation within the time frames prescribed therein and (ii) provide promptly to said Commissions such information and documents that are requested by them either for purposes of their own regulatory needs or insofar as they may act as agents or instrumentalities of the United States Department of Transportation.

         (c) Environmental and Other Regulatory Permits; Cooperation. To the extent that any Permits held by the Company under Environmental Laws or any other Law (including, but not limited to, any Law administered by the Federal Communications Commission) are required to be transferred, reissued or confirmed as a result of the transactions contemplated hereby, (i) file any notifications, forms, letters or other documents, or cooperate with the Buyer in filing such notifications, forms, letters or other documents, with the applicable Governmental Authority as may be required by statute or regulation within the time frames prescribed therein, (ii) provide promptly to the applicable Governmental Authority such information and other documentation that they may require or request and (iii) use their commercially reasonable efforts to cooperate fully in the transfer, reissue or confirmation of all Permits identified in Schedule 4.16(a) and Schedule 4.22 that are necessary to the continued operation of the businesses of the Company, including any actions that are required Post-Closing. The obligations of the Sellers under this Section 6.2(c) shall survive the Closing.

         SECTION 6.3. Further Actions. Each of the Sellers and the Company shall execute and deliver such instruments and take such other actions as may reasonably be required to (a) carry out the intent of this Agreement and (b) consummate the transactions contemplated hereby, including but not limited to, the obtaining of all consents, if any, required under Material Contracts.

         SECTION 6.4. Options; Tax Withholding on Management Compensation
Amounts.

         (a) The Sellers who hold any Options shall take all action required to cause such Options to be cancelled and surrendered to the Company at Closing. The Sellers shall allocate the Purchase Price among the Sellers in such a manner as to reflect the cancellation and surrender of such Options in accordance with those certain Sale Agreements, dated as of September 17, 2002, between the Energy Spectrum Sellers and the Optionholders.

         (b) The Parties acknowledge that the Management Compensation Amounts payable pursuant to Section 3.2 and this Section 6.4 are subject to wage withholding, social security withholding, and other related Taxes and withholdings under applicable Law. Each Seller, MCA Recipient, and the Company hereby authorizes the Buyer to withhold, from the Management Compensation Amounts payable to the Sellers and the other MCA Recipients pursuant to this
Section 6.4, any and all such Taxes which are required to be withheld by the Company with respect to such Management Compensation Amounts under applicable Law (the "Tax Withholding Amounts"). For all other purposes, such Tax Withholding Amounts will be treated as having been paid by the Buyer, on behalf of the Company, to the MCA Recipients.

         SECTION 6.5. Tax Matters. Without the prior written consent of Buyer, the Company shall not change any election, change an annual accounting period or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of the Company for any period ending after the Closing Date or decreasing any Tax attribute of the Company existing on the Closing Date. Without the prior written consent of Buyer, the Company shall not make any election or adopt any accounting method that is inconsistent with any such election or accounting method previously made or adopted by the Company, if such election or adoption would have the effect of increasing the Tax liability of the Company for any period ending after the Closing Date or decreasing any Tax attribute of the Company existing on the Closing Date.

         SECTION 6.6. Access to Information; Confidentiality; Financial Statements.

         (a) From the date hereof until the Closing Date, Sellers will (i) give and will cause the Company to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, assets, books, records and other documents of the Company and to the books and records of the Sellers relating to the Company (provided, however, that the Buyer shall not be entitled to conduct any environmental testing or sampling on or at any properties or Facilities of the Company without the prior written consent of the Seller Representative (which consent shall not be unreasonably withheld or delayed)), (ii) furnish, and will cause the Company to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such person may reasonably request, (iii) instruct the employees, counsel, auditors and financial advisors of Sellers and the Company to cooperate with Buyer in its investigation of the Company and (iv) permit Buyer to make such inquiries of such persons having business relationships with the Company (including, but not limited to, suppliers, licensees and customers) as Buyer shall determine and Sellers will cooperate fully, and will cause the Company to cooperate fully, with Buyer in connection therewith. Any investigation pursuant to this Section
6.6 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Sellers or the Company. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by Sellers or the Company hereunder.

         (b) From the date hereof until the Closing Date, the Company shall deliver to Buyer, no later than 30 days after the end of each month, an unaudited consolidated balance sheet of the Company as of the end of such month, together with the related consolidated statement of income of the Company for such month, which financial statements shall be prepared in a manner consistent with the Interim Financial Statements.

         (c) Without limiting the generality of Section 6.6(a), prior to the Closing, (i) the Company shall, upon the written request of Buyer, prepare and furnish to Buyer and any Affiliate of Buyer, as promptly as reasonably practicable after receipt of such request, such audited and unaudited financial statements of the Company as are required under applicable law to be filed as a part of or incorporated into any registration statement (or amendment thereto) filed or to be filed by Buyer or any Affiliate of Buyer under the Securities Act or any periodic, current or other reports under the Exchange Act, and (ii) the Company and the Sellers shall use their reasonable best efforts to cause the independent public accountants of the Company (A) to perform any review of any such unaudited financial statements required to be performed under the provisions of Statement of Accounting Standards No. 100 as a condition to the filing or incorporation of such unaudited financial statements, (B) to cooperate in the preparation of any pro forma financial statements required to be filed by Buyer with the Securities and Exchange Commission under the Exchange Act in connection with the transactions contemplated by this Agreement and (C) to deliver to the Buyer and/or any applicable Affiliate of Buyer such consents to the use of any audited financial statements to be so filed or incorporated.

         (d) From the date hereof until the Closing Date, subject to the last sentence of this Section 6.6(d), Sellers shall cooperate, and shall cause the Company to cooperate, in any manner reasonably requested by Buyer in order to facilitate the obtaining of financing by Buyer to pay the Purchase Price and consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Sellers shall cause the Company, as and when reasonably requested by Buyer, to execute and deliver loan and/or security agreements and other related certificates, instruments and other documents which provide that from and after Closing the Company will be unconditionally obligated either as primary obligor or as a guarantor of such indebtedness and/or that such indebtedness will be secured by the assets of the Company or that provide other customary assurances on the part of the Company; provided, however, that no such agreements shall become effective except in connection with the Closing. In connection with any request for the cooperation of the Company by Buyer pursuant to this Section 6.6(d), the Seller Representative shall provide to Buyer a reasonable estimate of all out-of pocket costs and expenses associated with any such actions requested by Buyer. The Company shall not be obligated to take such actions unless satisfactory arrangements are made so that (i) if the Closing is consummated, any such expenses paid or incurred by the Company will be added to the amount of Net Working Capital as of the Closing Date for purposes of Section 3.3 and (ii) if the Closing is not consummated for any reason, Buyer shall reimburse the Company for all out-of-pocket costs and expenses associated with such actions immediately upon termination of this Agreement, without reduction or offset.

         (e) After the Closing, the Energy Spectrum Sellers and their Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by such Energy Spectrum Sellers, (ii) in the public domain through no fault of such Energy Spectrum Sellers or their Affiliates or (iii) later lawfully acquired by such Energy Spectrum Sellers from sources other than those related to their prior ownership of the Company. The obligation of the Energy Spectrum Sellers and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same degree of care with respect to such information as they would take to preserve the confidentiality of their own similar information.

         SECTION 6.7. Notices of Certain Events. Sellers shall promptly notify the Buyer of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

         (c) any written notice or threat of the cancellation of any insurance policy of the Company or any denial of coverage or reservation of rights notice received with respect to any claim for which insurance is or may be available; and

         (d) any actions, suits, claims, investigations or proceedings commenced, or, to the Sellers' Knowledge, threatened against, or relating to or involving or otherwise affecting Sellers or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.9 or that relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 6.8. Curative Actions with respect to Rights of Way. From and after the date hereof, the Company shall use commercially reasonable efforts, at its sole cost and expense, to proceed to cure or correct the defects and irregularities in the Company's title to rights of way or easements described on
Schedule 6.8; provided, however, that the failure to cure or correct all such defects and irregularities prior to the Closing Date shall not give rise to a condition to the obligations of Buyer to consummate the transactions contemplated by this Agreement.

         SECTION 6.9. Permits. If any governmental consent or authorization is required to be obtained with respect to any of the FCC Permits in order to consummate the transactions contemplated by this Agreement and such consent or authorization has not been obtained prior to the Closing Date, then at the sole and complete discretion of the Buyer, upon written notice to the Company, the Company shall either (i) terminate such FCC Permits prior to the Closing Date; or (ii) cease to engage in any activities for which such FCC Permits are required until such time as the Company obtains authorization required from the FCC to resume such activities.

                                  ARTICLE VII
                               COVENANTS OF BUYER

         Buyer hereby covenants and agrees that:

         SECTION 7.1. Certain Regulatory Matters. Buyer agrees that it will take, or cause to be taken, the following actions:

         (a) HSR Act. Take, or cause its "ultimate parent entity" to take, the following actions: (i) file any notification and report form and related material required under the HSR Act in connection with the transactions contemplated by this Agreement as soon as practicable and in any event not later than ten Business Days after the date hereof; (ii) pay any fee required in connection with the filing of such notification and report form; and (iii) provide promptly to the Department of Justice or Federal Trade Commission such information and documents as are requested by them or are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; provided, however, that nothing contained in this Agreement will require Buyer or any of its Affiliates to enter into any agreement, consent decree or other commitment requiring Buyer or any of its Affiliates to (a) divest or hold separate any material assets of Buyer or any of its Affiliates,
(b) litigate, pursue or defend any contested proceeding challenging the transactions contemplated hereby as violations of any antitrust laws or (c) take any other action that would, individually or in the aggregate, materially adversely affect Buyer or any of its Affiliates. Buyer shall notify Sellers of all requests made or terms or conditions sought to be imposed by the Department of Justice or Federal Trade Commission in connection with the transactions contemplated by this Agreement.

         (b) Certain Permits. Use its commercially reasonable efforts and take all commercially reasonable actions within its control to ensure that the Permits referred to in Schedule 8.11 are obtained as promptly as reasonably practicable after the date hereof.

         SECTION 7.2. Further Actions. Buyer agrees to execute and deliver such instruments and take such other actions as may reasonably be required to (a) carry out the intent of this Agreement and (b) consummate the transactions contemplated hereby, including full cooperation in the transfer of all Permits.

         SECTION 7.3. Third-Party Reports. Buyer has delivered to the Seller Representative copies of the final reports identified in Schedule 7.3, which represent all final reports prepared by any consultant, professional or other third party (other than Holland & Knight LLP, in its capacity as counsel to Buyer) for or on behalf of Buyer with respect to any matter that is addressed by any of the representations or warranties of Sellers or the Company hereunder, including, but not limited to, (i) any report prepared by any attorney or land consultant relating to the rights of way or other real property rights of the Company, (ii) any report prepared by any environmental consultant with respect to compliance by the Company with Environmental Laws or similar matters and
(iii) any report prepared with respect to the insurance coverage held or maintained by the Company. In addition, Schedule 7.3 identifies any reports that are being or will be prepared for or on behalf or Buyer but which have not been delivered in final form as of the date hereof. If any reports of the type described in the first sentence of this Section 7.3 are prepared, completed or delivered in final form after the date hereof (or after the date of the reports delivered pursuant to the first sentence of this Section 7.3) and prior to or on the Closing Date, Buyer shall deliver a copy of such reports to the Seller Representatives at least three Business Days (to the extent practicable) prior to the Closing Date. All reports delivered to Sellers pursuant to this Section
7.3 shall be held in confidence in accordance with Section 6.6(e).

         SECTION 7.4. Certain Confidential Information. Buyer hereby acknowledges that in connection with the transactions contemplated by this Agreement it has received certain Confidential Information, as defined in the Buyer Confidentiality Agreement. Buyer acknowledges that it is bound by the Buyer Confidentiality Agreement and agrees that it will not, and it will not permit any of its Affiliates, directors, officers, independent accountants, agents or other representatives to, use or disclose any Confidential Information except as permitted by such agreement. The provisions of this Section 7.4, insofar as they relate to Confidential Information that relates to or affects the Company, shall terminate upon the Closing. Except as provided in the immediately preceding sentence, the provisions of this Section 7.4 shall survive the Closing and any termination of this Agreement.

         SECTION 7.5. Return of Information. In the event of termination of this Agreement, Buyer will return or cause to be returned to the Sellers and the Company all Confidential Information and all other documents and materials obtained from, or on behalf of, the Sellers or the Company in connection with the transactions contemplated hereby and will continue to keep confidential any such information, all in accordance with the provisions of Section 7.4.

         SECTION 7.6. Sellers' Access to Documents; Preservation of Books and Records.

         (a) For a period of seven years from the Closing Date, (i) Buyer shall cause the Company not to dispose of or destroy any of the books and records of the Company relating to periods prior to the Closing ("Books and Records") without first offering to turn over possession thereof to the Seller Representative by written notice to the Seller Representative at least 90 days prior to the proposed date of such disposition or destruction, (ii) Buyer shall cause the Company to allow the Seller Representative and its agents access during normal business hours to all Books and Records or any other documents (provided, however, that any such access or copying shall be had or done in such a manner so as not to unduly interfere with the normal conduct of the Company's businesses) and (iii) Buyer shall cause the Company to make available to the Seller Representative upon reasonable written request (1) the Company's personnel to assist the Seller Representative in locating and obtaining any Books and Records or other documents, and (2) any of the Company's personnel whose assistance or participation is reasonably required by the Seller Representative or any of their Affiliates in anticipation of, or preparation for, existing or future Legal Proceeding (other than any Legal Proceedings in which the Buyer and the Sellers are or could reasonably be expected to be adverse parties).

         (b) The seven-year period referred to in Section 7.6(a) shall be extended in the event that the Seller Representative advises Buyer in writing that any Legal Proceeding or investigation is pending or threatened at the termination of such seven-year period and such extension shall continue until any such Legal Proceeding or investigation has been settled through judgment or otherwise and/or is no longer pending or threatened.

         SECTION 7.7. Exclusive Representations. BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE SELLERS AND THE COMPANY HAVE NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE TO BUYER ANY REPRESENTATION OR WARRANTY THAT WILL SURVIVE THE CLOSING OTHER THAN THOSE EXPRESSLY MADE BY THE SELLERS AND THE COMPANY IN THIS AGREEMENT OR IN ANY CERTIFICATE DELIVERED PURSUANT HERETO.


         SECTION 7.8. Use of Seller Marks.

         (a) Within two years after the Closing Date, Buyer shall change the name of the Company to remove the word "Spectrum" and any derivatives thereof from its name. Except as is necessary to allow Buyer's use of the name of the Company for the period set forth in the preceding sentence, Buyer acknowledges and agrees that it is not obtaining any rights or licenses with respect to the names "Spectrum" or any derivative thereof (including, but not limited to, "Spectrum Services" or "Energy Spectrum") or associated logos or trade dress (the "Seller Marks").

         (b) After the Closing, the Company shall have the right to maintain on the Pipeline Assets and Facilities all Seller Marks and to sell existing inventory and to use existing packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials bearing Seller Marks until two years after the Closing Date. Buyer shall cause the Company to comply with all applicable laws or regulations in any use by the Company of packaging or labeling containing the Seller Marks. The obliteration of the Seller Marks shall be deemed compliance with the covenant not to use the Seller Marks pursuant to this Section 7.8.

         (c) Buyer agrees to cause the Company to use reasonable efforts to cease using the Seller Marks on buildings, cars, trucks and other fixed assets not later than two years after the Closing Date.

         (d) Sellers agree that their consent to the amendment or extension of this Section will not be unreasonably withheld if the Company cannot exhaust existing inventory within two years of the Closing Date.

         SECTION 7.9. Decommissioning of Identified Compressors. Within two years after the Closing Date, Buyer may cause the Company to decommission the compressors identified in Schedule 7.9 hereto (the "Identified Compressors") in a reasonable and cost-effective manner. In the event that the costs incurred by the Company in decommissioning the Identified Compressors in the aggregate are less than $500,000, Buyer shall promptly cause the Company to pay to the Sellers an amount equal to the excess of (i) $500,000 over (ii) the costs so incurred by the Company, and the amount so paid to the Sellers shall be deemed to be added to the Purchase Price for purposes of this Agreement.

                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         The obligation of Buyer to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction of the following conditions at or prior to the Closing:

         SECTION 8.1. Accuracy of Representations and Warranties. Each of the representations and warranties of the Sellers and the Company contained herein and in any certificate or other writing delivered by the Sellers or the Company pursuant to this Agreement shall be true and correct (provided, however, for purposes of this Section 8.1 any materiality or Material Adverse Effect qualification in any such representation or warranty shall be disregarded), in each case at and as of the Closing Date as if made at and as of the Closing Date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period), with such exceptions as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Notwithstanding anything contained herein to the contrary, in construing the preceding sentence, inaccuracies in representations and warranties that result solely from actions or inactions expressly requested or consented to in writing by Buyer shall not be considered.

         SECTION 8.2. Performance of Covenants. The Sellers and the Company shall have performed and complied in all material respects with the covenants and provisions of this Agreement required to be performed or complied with by them on or prior to the Closing Date.

         SECTION 8.3. Certificates. Buyer shall have received certificates from each of the Energy Spectrum Sellers and the Company to the effect set forth in Sections 8.1 and 8.2, dated the Closing Date, signed on behalf of each of the Energy Spectrum Sellers by a duly authorized officer of their respective Energy Spectrum Authorizing Entity, and signed on behalf of the Company by a duly authorized officer of the Company. Buyer shall have also received certificates from each of the Management Sellers to the effect set forth in Sections 8.1 and 8.2, dated the Closing Date, signed by each such Management Seller.

         SECTION 8.4. HSR Clearance. Any waiting period applicable under the HSR Act to the transactions contemplated by this Agreement shall have expired or been terminated.

         SECTION 8.5. Prohibition.

         (a) No provision of applicable law and no Order shall prohibit, enjoin or restrain the consummation of the transactions contemplated in this Agreement.

         (b) There shall not be threatened, instituted or pending any action or proceeding by any Person before any court or Governmental Authority (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Buyer or any of its Affiliates of all or any material portion of the business or assets of the Company or to compel Buyer or any of its Affiliates to dispose of all or any material portion of the business or assets of the Company or of Buyer or any of their Affiliates, (ii) seeking to impose or confirm limitations on the ability of Buyer or any of its Affiliates effectively to exercise full rights of ownership of the Shares, including without limitation, the right to vote any Shares acquired or owned by Seller or any of its Affiliates on all matters properly presented to the Company's stockholders or (iii) seeking to require divestiture by Buyer or any of its Affiliates of any Shares or any material assets of the Company.

         (c) After the date hereof, there shall not be any statute, rule, regulation, injunction, order or decree enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Shares, by any court, government or Governmental Authority other than the application of the waiting period provisions of the HSR Act to the purchase of the Shares, that has any of the consequences referred to in clauses 8.5(b)(i) through 8.5(b)(iii) above.

         SECTION 8.6. Certified Resolutions. Buyer shall have received a certificate of the Secretary or an Assistant Secretary of each of the Energy Spectrum Authorizing Entities, dated the Closing Date, setting forth resolutions of the Board of Managers of such Energy Spectrum Authorizing Entity authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

         SECTION 8.7. Secretary's Certificate. Buyer shall have received a certificate of the Secretary or an Assistant Secretary of each of the Energy Spectrum Authorizing Entities and the Company attesting as to the incumbency and signature of each officer of each such Energy Spectrum Authorizing Entities and the Company, respectively, who shall have executed this Agreement or any certificate delivered pursuant hereto.

         SECTION 8.8. FIRPTA. Buyer shall have received Certifications from each of the Sellers as to its non-foreign status in accordance with Treas. Reg.
Section 1.1445-2(b)(2).

         SECTION 8.9. Employment Contracts. Each of the employees of the Company identified in Schedule 8.9 hereto shall have entered into employment contracts with the Company and Atlas America, Inc. or any affiliate thereof on terms that are mutually agreed upon by the parties.

         SECTION 8.10. Escrow Agreement. The Escrow Agreement shall have been executed and delivered by the Seller Representative and the Escrow Agent.

         SECTION 8.11. Required Permits and Notifications. The Permits identified on Schedule 8.11 shall have been obtained and shall remain in full force and effect.

         SECTION 8.12. Opinion of Counsel. Baker Botts L.L.P., counsel to the Sellers, shall have delivered an opinion dated the Closing Date and addressed to Buyer in the form previously agreed upon by the Parties.

         SECTION 8.13. Other Documents. Buyer shall have received all documents it may reasonably request relating to the existence of the Company, the Energy Spectrum Sellers and the authority of the Company and the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, all in form and substance reasonably satisfactory to Buyer. Without limiting the foregoing, (i) Buyer, the Company and the Energy Spectrum Sellers shall have entered into an agreement with regard to confidential information relating to the Company and certain related matters in the form previously agreed upon by the Buyer and the Energy Spectrum Sellers and (ii) the Release (as such term is defined in that certain letter agreement of even date herewith among Buyer, the Sellers and the Company) shall have been obtained.

                                   ARTICLE IX
                             CONDITIONS PRECEDENT TO
                           THE OBLIGATIONS OF SELLERS

         The obligation of the Sellers to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction of the following conditions at or prior to the Closing:

         SECTION 9.1. Accuracy of Representations and Warranties. Each of the representations and warranties of Buyer contained herein shall be true and correct in all material respects, in each case at and as of the Closing Date as if made at and as of the Closing Date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period).

         SECTION 9.2. Performance of Covenants. Buyer shall have performed and complied in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by it between the date hereof and the Closing Date.

         SECTION 9.3. Officer's Certificate. The Sellers shall have received a certificate from Buyer to the effect set forth in Sections 9.1 and 9.2 hereof, dated the Closing Date, signed by a duly authorized officer thereof.

         SECTION 9.4. HSR Clearance. Any waiting period applicable under the HSR Act to the transactions contemplated by this Agreement shall have expired or been terminated.

         SECTION 9.5. No Prohibition. No provision of applicable Law and no Order shall prohibit, enjoin or restrain the consummation of the transactions contemplated hereby.

         SECTION 9.6. Delivery of Initial Purchase Price; Repayment of Subordinated Notes. The Sellers shall have received (i) the Initial Purchase Price (less the Escrow Deposit) and (ii) the Subordinated Notes Pay-Off Amount.

         SECTION 9.7. Certified Resolutions. The Seller Representative shall have received a certificate of a duly authorized officer of the general partner of the Buyer, dated the Closing Date, setting forth the resolutions of the Board of Directors of the general partner of the Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

         SECTION 9.8. Secretary's Certificate. The Seller Representative shall have received a certificate of the Secretary or an Assistant Secretary of the general partner of the Buyer attesting as to the incumbency and signature of each officer of the general partner of the Buyer who shall have executed this Agreement or any certificate delivered pursuant hereto.

         SECTION 9.9. Escrow Agreement. The Escrow Agreement shall been executed and delivered by Buyer and the Escrow Agent.

         SECTION 9.10. Other Documents. Sellers shall have received all documents that the Seller Representative may reasonably request relating to the existence of the Buyer and the authority of the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Seller Representative.

                                   ARTICLE X
                               CERTAIN TAX MATTERS

         SECTION 10.1. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

         (a) Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of Taxes which is attributable to the portion of the Straddle Period ending on the Closing Date shall (i) in the case of Taxes based on or measured by income or receipts of the Company, be determined based on an interim closing of the books as of the close of business on the Closing Date; and (ii) in the case of other Taxes of the Company, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

         (b) Straddle Period Tax Returns and Taxes. With respect to any Tax Return of the Company covering a Straddle Period or covering a period ending on the Closing Date, but which is required to be filed after the Closing Date (a "Pre-Closing Tax Period"), Buyer shall cause such Tax Return to be prepared, and shall cause to be included in such Tax Return all items required to be included therein. Buyer shall prepare each such Tax Return in a manner consistent with practices followed in prior years with respect to similar Tax Returns and in compliance with the Laws of each respective jurisdiction. At least thirty (30) days prior to the due date (including any extensions) of any such Tax Return, Buyer shall furnish a copy of such Tax Return to the Seller Representative. Buyer shall permit the Seller Representative to review and comment on such Tax Return and shall make such revisions to such Tax Return as are reasonably requested by the Seller Representative. Each Seller shall pay to Buyer its pro rata share (based upon the ratio of the Purchase Price paid by Buyer to such Seller pursuant to this Agreement to the aggregate Purchase Price) of such Taxes which relates to the Pre- Closing Tax Period (as determined under Section 10.1(a)), but only to the extent that such amounts have not been taken into account as a reduction in determining Final Net Working Capital, no later than the due date of the Tax Return. Buyer shall, or shall cause the Company to, timely file such Tax Returns with the appropriate taxing authority and Buyer shall cause the Company to pay all Taxes due with respect to such Tax Returns.

         (c) Cooperation on Tax Matters.


                  (i) Buyer, the Company, and Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to Section 10.1(b) and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Company or Sellers, as the case may be, shall allow the other Party to take possession of such books and records.

                  (ii) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (d) Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

         (e) Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other similar Taxes, fees and charges (including any penalties and interest) incurred in connection with the sale of the Shares and the other transactions consummated at the Closing in accordance with Article II shall be borne equally by Buyer on the one hand and the Sellers on the other hand.

                                    ARTICLE XI
                                   TERMINATION

         SECTION 11.1. Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby, may be terminated at any time before the Closing Date, as follows:

         (a) Mutual Consent. By mutual written consent of the Energy Spectrum Sellers and Buyer;

         (b) Expiration Date. By the Energy Spectrum Sellers or Buyer, if the Closing shall not have occurred prior to or on August 10, 2004, or if later, 20 days after the date upon which the conditions set forth in Sections 8.4, 8.11 and 9.4 shall have been satisfied (or if (i) the FCC Permits are required to be transferred in order to consummate the transactions contemplated by this Agreement and (ii) any governmental consent or authorization required to effect the transfer thereof has not been obtained, the earlier of (A) 45 days after the date upon which such conditions have been satisfied, (B) the date on which the FCC Permits have been obtained or (C) the date on which the FCC Permits are terminated in accordance with Section 6.9), which date may be extended in writing by the mutual agreement of the Energy Spectrum Sellers and Buyer; provided that, no Party may terminate this Agreement pursuant to this clause (b) if the failure of the Closing to occur on or before such date is attributable to any significant extent to the breach by such Party of any covenant or obligation of such Party contained in this Agreement; and

         (c) Consummation Prohibited. By the Energy Spectrum Sellers or Buyer, if consummation of the transactions contemplated hereby would violate any Law or non-appealable final Order of any court or Governmental Authority having competent jurisdiction.

         SECTION 11.2. Effect of Termination. If this Agreement shall be terminated pursuant to Section 11.1, all further obligations of the Parties to this Agreement shall terminate without further liability of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to another except for obligations under this Section 11.2 and Sections 6.6(d), 7.4, 7.5, 13.5, 13.7, 14.1, 14.3, 14.5, 14.6, 14.7, 14.8, 14.9,
14.10 and 14.13 and each Party shall pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel; provided, however, that if such termination shall result from (i) the willful failure of a Party to fulfill a condition to the performance of the obligations of another Party, (ii) the willful failure to perform a covenant of this Agreement, or (iii) the intentional breach by a Party hereto or any representation or warranty or agreement contained in this Agreement, such Party shall be fully liable for any and all Damages incurred or suffered by another Party as a result of such failure or breach.

                                  ARTICLE XII
                                 INDEMNIFICATION

         SECTION 12.1. Sellers' Indemnification. Subject to the limitations set forth in 12.5 and (to the extent applicable) Section 12.4, from and after the Closing Date, each of the Sellers, severally, but not jointly, hereby agrees to indemnify and hold harmless Buyer, its Affiliates, each of their officers, directors, partners, members, employees and agents, and, without duplication, the Company (collectively, the "Buyer Indemnified Parties") from and against any and all Claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses, including costs of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding (collectively, "Losses") arising out of, based upon, attributable to or resulting from any of the following:

         (a) any breach of any representation or warranty of such Seller contained in this Agreement or any inaccuracy in any certificate delivered to Buyer by such Seller pursuant to this Agreement with respect to any such representation or warranty;

         (b) any breach of any representation or warranty of the Company contained in this Agreement (other than Section 4.12) or any inaccuracy in any certificate delivered to Buyer by the Company pursuant to this Agreement (except to the extent that any such certificate relates to a representation or warranty contained in Section 4.12);

         (c) any breach of any agreement or covenant on the part of such Seller contained in this Agreement (other than any covenant or agreement set forth in Article X);

         (d) any breach prior to the Closing Date of any agreement or covenant on the part of the Company contained in this Agreement (other than any covenant or agreement set forth in Section 6.5 or Article X);

         (e) any Claim by any Person for brokerage or finder's fees or commissions or similar payments (other than any Claim for the payment by the Company of the Investment Banking Fee Amount) based upon any agreement or understanding alleged to have been made by any such Person with a Seller or the Company (or any Person acting on their behalf) in connection with the transactions contemplated by this Agreement,

         (f) the pending actions and proceedings identified in Schedule 12.1(f) (the "Subject Litigation") and any other actions or proceedings that may be brought against the Company, at any time prior to the later of (i) one year after the Closing Date and (ii) six months after the date upon which a binding settlement or compromise of the Subject Litigation has been reached, which involve substantially similar claims or causes of action and are based upon the same type of factual allegations, in each case as pleadings for the Subject Litigation identified in Schedule 12.1(f) (the "Related Litigation"), to the extent that Claims asserted in the Subject Litigation or the Related Litigation are based on events occurring prior to the Closing Date (it being understood and agreed that Sellers shall have no liability to Buyer Indemnified Parties in connection with Claims asserted in such litigation to the extent such Claims are based on events occurring after the Closing Date); and

         (g) any Taxes, together with any reasonable out-of-pocket costs and expenses, including reasonable expenses arising out of or incident to the determination, assessment or collection of such Taxes and those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment, or assertion of any such Taxes (collectively, "Tax Losses") (i) imposed upon the Company or its assets, properties or operations (including, without limitation, pursuant to Treas. Reg. ss.1.1502-6 or any analogous state, local or foreign law or regulation or as a transferee, successor, custodian, by contract or otherwise) (A) in respect of any Tax Period, other than a Pre-Closing Tax Period, ending on or before the Closing Date or (B) which relate to a Pre-Closing Tax Period, as determined under Section 10.1(a) and (b), or
(ii) arising out of, based upon, attributable to or resulting from (A) any breach of the representations and warranties set forth in Section 4.12, (B) any inaccuracy in any certificate delivered to Buyer by the Company pursuant to this Agreement to the extent such certificate relates to Section 4.12 or is described in clauses (iv), (v) or (vi) of Section 2.2(c), (C) any breach of the covenants and obligations of the Sellers and the Company in Section 6.5 and Article X, or
(D) a final determination by any Governmental Authority that any portion of the Investment Banking Fee Amount, the Other Transaction Cost Amount, or the Management Compensation Amount is not properly deductible by the Company either in connection with or prior to the merger or liquidation of the Company into Buyer or the conversion of the Company into an entity that is treated as a partnership or a disregarded entity for U.S. federal tax purposes;

provided, however, that the liability of a Seller for Losses arising out of, based upon, attributable to or resulting from any breach of the type described in clauses (b), (d), (e) (to the extent such clause (e) is applicable as a result of an agreement with the Company), (f) and (g) of this Section 12.1 shall in each case be limited to that portion of such Losses which equals the amount of such Losses multiplied by a fraction the numerator of which equals the portion of the Purchase Price paid by Buyer to such Seller pursuant to this Agreement and the denominator of which equals the aggregate Purchase Price; provided, further, that the provisions of Section 12.1(g)(ii)(D) shall apply only if, within six (6) months after the Closing Date, the Company is merged or liquidated into Buyer or is converted into an entity that is treated as a partnership or a disregarded entity for U.S. federal tax purposes.

         SECTION 12.2. Buyer's Indemnification. Subject to the limitations set forth in Section 12.4, from and after the Closing Date, Buyer hereby agrees to indemnify and hold each Seller and each of their officers, directors, partners, employees and agents, harmless from and against any and all Losses arising out of, based upon, attributable to or resulting from any of the following:

         (a) any breach of any representation or warranty of Buyer contained in this Agreement or any inaccuracy in any certificate delivered to the Sellers pursuant to this Agreement with respect to any such representation and warranty;

         (b) any breach of any agreement or covenant on the part of Buyer contained in this Agreement;

         (c) any Claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Buyer (or any Person acting on its behalf) in connection with the transactions contemplated by this Agreement;

         (d) any Taxes required to be paid by the Company pursuant to Article X which are not paid by the Company when due.

         SECTION 12.3. Indemnification Procedures.

         (a) Promptly after receipt by a Person entitled to indemnification under Sections 12.1 or 12.2 of a notice of any Claim asserted or brought by a third party (a "Third Party Claim"), such Person (the "Indemnified Party") will, if the Indemnified Party believes that it is or may be entitled to indemnification in respect of such Claim by another Party to this Agreement (the "Indemnifying Party"), give notice of such Claim to each Indemnifying Party; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that the Indemnifying Party may have hereunder with respect to such Claim except to the extent that such failure to so notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of substantial rights or defenses otherwise available to the Indemnifying Party with respect to such Claim.

         (b) If any Third Party Claim is asserted or brought against an Indemnified Party and such Indemnified Party gives notice to the Indemnifying Party of such Third Party Claim, the Indemnifying Party will be entitled to participate in the defense of the Third Party Claim and, to the extent that it so elects (unless the Indemnifying Party is also a party to the Proceeding in which the Third Party Claim is asserted and the Indemnified Party determines in good faith that (i) joint representation would present a conflict of interest under applicable standards of professional conduct, (ii) the conduct of the defense by the Indemnifying Party would result in material prejudice to the Indemnified Party due to actual or potential differing interests between the Parties in the Proceeding or (iii) the Indemnified Party or any of its Affiliates could be adversely affected in any material respect in such Proceeding other than as a result of monetary damages, in which case the Indemnified Party shall promptly notify the Indemnified Party of such determination) to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party and, after such notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party will not, as long as it continues to conduct such defense in good faith, be liable to the Indemnified Party under this Article XII for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim, other than reasonable costs of investigation; and, in any event, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim. Unless and until a Third Party Claim has been assumed by the Indemnifying Party, the Indemnified Party shall conduct the defense of such Third Party Claim. If the Indemnifying Party assumes the defense of a Third

Party Claim, no compromise or settlement of such Third Party Claim may be effected by the Indemnifying Party without the prior written consent of the Indemnified Party, unless (i) such compromise or settlement includes a complete and unconditional release of liability on the part of the Indemnified Party,
(ii) there is no finding or admission of any violation of Law or any violation of the rights of any Person on the part of the Indemnified Party, and (iii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and any other Persons (other than the Indemnified Party). Subject to the last sentence of this Section 12.3(b), if the Indemnified Party conducts the defense of a Third Party Claim, the Indemnifying Party shall be bound by any judgment entered by a court of competent jurisdiction with respect to such Third Party Claim, except to the extent that such judgment has not yet become final or has been appealed or stayed (it being understood that any decision on the part of the Indemnified Party as to whether such judgment should be appealed shall be made in good faith and after consultation with the Indemnifying Party). Whether a Third Party Claim is assumed by the Indemnifying Party or conducted by the Indemnified Party, the Indemnifying Party and the Indemnified Party shall cooperate in providing information to and consulting with each other about the Third Party Claim. In no event shall the Indemnified Party consent to the entry of judgment or enter into any compromise or settlement with respect to a Third Party Claim for which it is seeking or will seek indemnification without the prior written consent of the Indemnifying Party.

         (c) Notwithstanding anything to the contrary contained herein (and without regard to any of the qualifications contained in paragraph (b) above), Sellers shall conduct the defense of and control the Subject Litigation and any Related Litigation, with counsel of their choice and shall be entitled to settle or compromise the Subject Litigation and any Related Litigation, without the prior written consent of Buyer. In addition, Sellers shall be entitled to receive and retain any amounts awarded to the Company or the Sellers in connection with the Subject Litigation or any Related Litigation, whether in respect of fees and disbursements of counsel, based upon counterclaims asserted by the Company or the Sellers or otherwise.

         (d) A Claim for indemnification for any matter that does not constitute a Third Party Claim may be asserted by written notice from an Indemnified Party to the Indemnifying Party from whom indemnification is sought, which notice shall set forth with reasonable specificity the nature, basis and dollar amount (where ascertainable) of such Claim.

         (e) Buyer shall promptly notify Seller Representative in writing upon receipt by Buyer, any of its Affiliates or the Company of notice of any pending or threatened Tax audits, administrative proceeding, assessments, or other Tax proceedings that may result in Tax Losses for which any Seller would be required to indemnify Buyer pursuant to Section 12.1(g) (a "Tax Contest"). Notwithstanding anything to the contrary contained herein (and without regard to any of the qualifications contained in paragraph (b) above), Seller Representative shall have the sole right to conduct, control, and settle any such Tax Contest. and to employ counsel of its choice at its expense, subject to the following conditions:

                  (i) Seller Representative shall promptly provide a copy of any written communications received by Seller Representative from any taxing authority with respect to such Tax Contest to Buyer upon receipt by Seller Representative and shall keep Buyer reasonably informed of all material developments in any such Tax Contest.

                  (ii) Buyer shall be entitled to participate, at its own expense and with counsel of its choice, in (but not control) such Tax Contest.

                  (iii) Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any Tax Contest that would materially adversely affect the liability for Taxes of Buyer or the Company for any period after the Closing Date without the prior written consent of Buyer. Such consent shall not be unreasonably withheld and shall not be necessary to the extent that Seller has indemnified Buyer against the effects of any such settlements.

         SECTION 12.4. Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:

         (a) The Sellers shall not have any obligation to provide indemnification for Losses pursuant to Section 12.1(a) or (b) arising out of or related to breaches of representations and warranties referred to therein, except to the extent that the aggregate amount of all such Losses pursuant to such Section exceeds $600,000 (the "Basket Amount"), in which case the Sellers shall be liable to the Buyer Indemnified Parties only for such Losses in excess of the Basket Amount; provided, however, that any materiality or Material Adverse Effect qualification with respect to any such representation or warranty shall be disregarded solely for purposes of calculating the magnitude of Losses resulting from the breach of such representation or warranty to determine whether the Basket Amount has been met. The maximum obligation of the Sellers to provide indemnification for all Losses pursuant to Section 12.1(a), (b), (c) and
(d) arising out of or related to breaches of representations and warranties and in respect of covenants and agreements to be performed by the Sellers or the Company referred to therein prior to the Closing Date shall be limited to an aggregate amount equal to $36,000,000. Notwithstanding the foregoing, it is expressly understood and agreed that the limitations contained in this Section 12.4(a) shall not apply to (i) the obligation of the Sellers to provide indemnification pursuant to Section 12.1(e), (f) and (g) or (ii) a breach of the representations and warranties of the Sellers or the Company contained in Sections 4.5 and 4.12.

         (b) Buyer shall not have any obligation to provide indemnification for Losses pursuant to Section 12.2(a) arising out of or related to breaches of representations and warranties referred to therein, except to the extent that the aggregate amount of all such Losses pursuant to such Section exceeds the Basket Amount, in which case Buyer shall be liable to the Sellers only for such Losses in excess of the Basket Amount, provided, however, that any materiality or material adverse effect qualification in any such representation or warranty shall be disregarded solely for purposes of calculating the magnitude of Losses resulting from the breach of such representation or warranty to determine whether the Basket Amount has been met. The maximum obligation of Buyer to provide indemnification for Losses pursuant to Section 12.2(a) and (b) arising out of or related to breaches of representations and warranties and in respect of covenants and agreements to be performed by Buyer prior to the Closing Date shall be limited to an aggregate amount equal to $36,000,000. It is expressly understood and agreed that the limitations contained in this Section 12.4(b) shall not apply to the obligation of Buyer to provide indemnification pursuant to Section 12.2(c) or (d).

         (c) The representations and warranties of the Sellers and the Company on the one hand and Buyer on the other contained in this Agreement or in any certificate delivered pursuant hereto, and rights to indemnification in respect thereof, shall survive the Closing and continue in effect until the second anniversary of the Closing Date; provided that (i) the representations and warranties set forth in Sections 4.2, 4.5, 4.13 and 5.2 shall survive indefinitely and without limitation, (ii) the representations and warranties set forth in Section 4.12 shall survive until the expiration of the statute of limitations applicable to the matters covered thereby and (iii) all Environmental Representations shall survive until the earlier of the fifth anniversary of the Closing Date or the expiration of the statute of limitations applicable to the matters covered thereby. Notwithstanding the foregoing, in the event that a Change of Control of the Company occurs at any time after the Closing, all Environmental Representations, and rights to indemnification in respect thereof, shall terminate and cease to be of any further force or effect on the later of (i) the date of such Change of Control and (ii) the third anniversary of the Closing Date.

         (d) Other than in respect of Claims based upon actual fraud, the indemnification provisions of this Article XII shall be the sole and exclusive remedy with regard to money damages (but not equitable relief) for any breaches of representations and warranties that survive the Closing and in respect of any inaccuracy or omission in any certificate, documents or other information furnished to Buyer in connection with this Agreement or the transactions contemplated hereby and for any breaches of covenants and agreements under this Agreement occurring prior to the Closing.

         SECTION 12.5. Mitigation; Insurance.

         (a) The Parties shall cooperate with each other in connection with resolving any Claims as to which indemnification is provided by any Party in accordance with the terms of this Agreement. In the case of any Claim for which it is reasonably likely that a Party may have a direct or indirect right of recovery against one or more third parties (including, but not limited to, rights of recovery under insurance policies or indemnification arrangements with third parties), such Party shall seek recovery of such Claim from such third parties for so long as pursuit of such recovery is commercially reasonable, provided that the foregoing shall not prohibit or restrict an Indemnified Party from initiating or pursuing any Claims under this Article XII. To the extent that a Party obtains an actual dollar recovery in respect of any such Claim from any third parties, (i) such Party shall use the funds provided by such recovery (in lieu of funds provided by any other Party pursuant to the indemnification provisions of this Article XII) to pay or otherwise satisfy such Claims, (ii) the recovery shall reduce the amount of Losses for purposes of determining the amount of the Sellers' indemnity obligations under this Article XII in respect of such Claim and (iii) if received after any indemnity payment by the Sellers under this Article XII, the amount actually recovered (but not in excess of the amount of the indemnity payment previously paid by the Sellers) shall be paid to the Sellers.

         (b) If after the Closing Date the Company becomes subject to any obligation to remedy or otherwise address any condition, occurrence or other matter that is the subject of an Environmental Representation, the Company shall proceed to remedy such condition, occurrence or other matter in an appropriate, cost-effective and reasonable manner and (unless claims in respect of such condition, occurrence or other matter are excluded from the scope of coverage provided under the Environmental Insurance Policies) in compliance with any notice requirements, cooperation conditions and other guidelines, policies or provisions applicable to claims made by the Company under the terms of the insurance policies identified in Schedule 12.5(b) hereto (such policies and any substitute policies referred to herein, the "Environmental Insurance Policies"). The costs actually incurred in remedying or otherwise addressing any such condition, occurrence or other matter shall be paid by the Company, and the Company shall comply with all provisions of the Environmental Insurance Policies applicable to the recovery of any such costs and use its commercially reasonable efforts to seek recovery thereof from the insurers that issued the Environmental Insurance Policies or its successors (the "Insurers"), which efforts shall include, without limitation, taking all commercially reasonable actions necessary to maintain the Environmental Insurance Policies (including one or more substitute policies providing for substantially the same coverage) in full force and effect (it being understood and agreed that the Company and Buyer will not effect an assignment of any such policies after the Closing that would result in a termination of coverage under such policies) and, if requested by Sellers, filing an action, suit or proceeding against the Insurers and taking reasonable steps to prosecute the same (provided, that Sellers shall agree to pay the costs and expenses incurred in connection with such action, suit or proceeding, and shall be entitled to receive and retain any portion of such costs and expenses that are repaid in connection with such action, suit or proceeding). The Company shall keep the Sellers informed regarding any significant communications with the Insurers, and shall promptly deliver to Sellers copies of any written communications delivered to or received from the Insurers in connection with claims made under the Environmental Insurance Policies.

                                  ARTICLE XIII
                              SELLER REPRESENTATIVE

         SECTION 13.1. Seller Representative. Each Seller, by executing this Agreement, does hereby, for itself or himself and its or his heirs, representatives and successors, irrevocably constitute and appoint Energy Spectrum Capital II LP as its or his agent and representative (in such capacity, the "Seller Representative") to take any and all actions required or permitted to be taken by the Seller Representative under or in connection with this Agreement, and for the following additional purposes:

         (a) To execute and deliver such waivers and consents in connection with this Agreement or any of the transactions contemplated hereby as the Seller Representative, in its sole discretion, determines to be necessary or desirable;

         (b) To take any action on the part of the Sellers contemplated by the Escrow Agreement and authorize the release of the Escrow Funds pursuant thereto;

         (c) To collect and receive all moneys and other proceeds and property payable to the Sellers pursuant to the terms of this Agreement and, subject to the withholding of amounts necessary to pay expenses in accordance with Section 13.3, to cause the same to be disbursed to the Sellers;

         (d) To enforce and protect the rights and interests of the Sellers or any of them arising out of or under or in any manner relating to this Agreement or any other agreement, document, instrument or certificate relating to the transactions contemplated hereby and, in connection therewith, to assert, institute, investigate, defend, contest, litigate, prosecute and appeal any claim with respect thereto; to compromise or settle any such claim on such terms as the Seller Representative shall determine to be appropriate; and give receipts, releases and discharges on behalf of all of the Sellers with respect to any such claim;

         (e) To refrain from enforcing any rights and interests of the Sellers arising out of or under or in any manner relating to this Agreement and each other agreement, document, instrument or certificate relating to the transactions contemplated hereby (provided, however, that no such failure to act on the part of the Seller Representative shall, except as otherwise expressly provided in any of the foregoing agreements, instruments or documents, be deemed a waiver of any such right or interest by the Seller Representative or the Sellers); and

         (f) To make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Seller Representative, in its sole discretion, may consider necessary, proper or convenient in connection with or to carry out the activities described in paragraphs (a) through (d) above.

The grant of authority provided for in this Section 13.1 (i) is coupled with an interest, shall be irrevocable and (to the maximum extent permitted by law) shall survive the death, incompetency, bankruptcy or liquidation of any Seller and shall be binding on its or his heirs, representatives and successors; and
(ii) may be exercised by the Seller Representative by signing separately as Seller Representative for each of the Sellers or, after listing all of the Sellers executing an instrument, by the signing as Seller Representative for all of them.

         SECTION 13.2. Engagement of Agents. In connection with the performance of its responsibilities as Seller Representative under this Agreement, the Seller Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Sellers, such attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, as the Seller Representative determines is necessary or desirable.

         SECTION 13.3. Payment of Expenses. The Seller Representative may withhold and retain from any payments to be made to the Sellers such amount or amounts as it shall determine are necessary to pay all known (or reasonably anticipated) expenses that are required to be paid or borne by the Sellers pursuant to this Agreement, or are otherwise incurred by the Seller Representative in the performance of its duties under this Agreement (including, but not limited to, its own out-of-pocket expenses) and shall pay all such expenses out of the amount or amounts so withheld. If the amounts so withheld are insufficient to pay all such expenses, the Seller Representative may request that each Seller deliver to the Seller Representative payment of his or her ratable share of the amount of such deficiency in accordance with the portion of the Purchase Price payable to each such Seller.

         SECTION 13.4. Compensation. Unless otherwise agreed in writing by each of the Sellers, the Seller Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but shall be entitled, in accordance with Section 13.3, to the payment of all its expenses incurred as Seller Representative.

         SECTION 13.5. Exculpation. In performing its responsibilities under this Agreement or any instruments, agreements or documents relating hereto, and in exercising or failing to exercise all or any of the powers conferred upon the Seller Representative hereunder, (i) the Seller Representative assumes and shall incur no responsibility whatsoever to any Seller by reason of any error in judgment or other act or omission performed or omitted hereunder, excepting only responsibility for any act or failure to act that represents gross negligence or willful misconduct, and (ii) the Seller Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Seller Representative pursuant to such advice shall in no event subject the Seller Representative to liability to any Seller.

         SECTION 13.6. Successors; Removal

         (a) The Seller Representative shall have the power to appoint one or more successor Seller Representatives in accordance with this Section 13.6. A successor Seller Representative need not be a Seller. Any successor Seller Representative shall have all of the authority and responsibilities conferred upon or delegated to the Seller Representative pursuant to this Article XIII.

         (b) The Seller Representative may be removed at any time pursuant to a written instrument executed by each of the Sellers.

         (c) If the Seller Representative has been removed or is unable or unavailable to perform the duties hereunder, or the Seller Representative shall have resigned without appointing a successor Seller Representative, a successor Seller Representative shall be appointed by the Sellers. In the event that the Sellers fail to agree upon a successor Seller Representative with 30 days of the removal, resignation or other termination of the Seller Representative, the successor Seller Representative shall be appointed by Energy Spectrum Capital III LP.

         SECTION 13.7. Survival. All of the immunities and powers granted to the Seller Representative under this Agreement shall survive the Closing and continue thereafter in full force and effect.

                                  ARTICLE XIV
                                    GENERAL

         SECTION 14.1. Amendments. This Agreement may only be amended by an instrument in writing executed by each of Buyer and the Sellers.

         SECTION 14.2. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the Party entitled to enforce such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

         SECTION 14.3. Notices. Any notices, waivers, consents, approvals or other communications required or permitted hereunder shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by overnight mail, registered mail or certified mail, postage prepaid, or by hand, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice).

                       (a) If to the Sellers or the Company, to:

                           Energy Spectrum Partners II LP
                           Energy Spectrum Partners III LP
                           5956 Sherry Lane
                           Suite 900
                           Dallas, Texas 75225
                           Attn:  Craig W. Kogan

                           With a copy (which shall not constitute effective notice) to:

                           Baker Botts L.L.P.
                           2001 Ross Avenue
                           Dallas, Texas 75201
                           Attn: Geoffrey L. Newton

                       (b) If to Buyer, to:

                           Atlas Pipeline Partners, L.P.
                           1845 Walnut Street
                           Suite 1000
                           Philadelphia, PA  19103
                           Attn:  Michael Staines

                           With a copy (which shall not constitute effective notice) to:

                           Holland & Knight LLP
                           195 Broadway
                           New York, NY 10007
                           Attn: James M. Lurie Esq. and Howard L. Margulis,
                                 Esq.

         SECTION 14.4. Successors and Assigns; Parties in Interest. This Agreement shall be binding upon and shall inure solely to the benefit of the Parties hereto and their respective successors, legal representatives and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned without the written consent of the other Parties; provided, that Buyer may assign this Agreement and its rights and obligations hereunder to one or more Affiliates of Buyer without the written consent of the Sellers (it being understood that Buyer may assign its rights to acquire a portion of the Securities to one Affiliate of Buyer and the remainder of the Securities to another Affiliate of Buyer), but in the event of any such assignment Buyer shall remain directly liable and responsible for the payment and performance for all obligations under this Agreement (as fully and to the same extent as if such assignment had not occurred). Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Parties hereto and their respective successors, legal representatives and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third Party beneficiary under or by reason of this Agreement.

         SECTION 14.5. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary and reasonable to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that reasonably achieves the same objective.

         SECTION 14.6. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto, and the documents and instruments executed and delivered in connection herewith) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the Parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith. All Exhibits and Schedules attached to this Agreement, and the documents and instruments executed and delivered in connection herewith, are expressly made a part of, and incorporated by reference into, this Agreement.

         SECTION 14.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts made and to be fully performed in such state, without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction.

         SECTION 14.8. Remedies. Each of the Parties hereto acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the other Parties hereto and (ii) the other Parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties hereto shall be entitled to seek preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by other Parties hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof, which rights shall be cumulative and in addition to any other remedy to which the Parties hereto may be entitled hereunder or at law or equity.

         SECTION 14.9. Arbitration. The Sellers, the Company and Buyer agree that all disputes, controversies or claims that may arise out of the transactions contemplated by this Agreement, or the breach, termination or invalidity thereof (other than a suit to obtain specific performance or otherwise compel performance with the provisions of this Agreement through injunctive relief), shall be submitted to, and determined by, binding arbitration in accordance with the following procedures:

         (a) Either Buyer or the Sellers may submit a dispute, controversy or claim to arbitration by giving the other Party written notice to such effect, which notice shall describe, in reasonable detail, the facts and legal grounds forming the basis for the filing Party's request for relief. The arbitration shall be held before one neutral arbitrator in Dallas, Texas.

         (b) Within 30 days after the other Party's receipt of such demand, Buyer and the Sellers shall mutually determine who the arbitrator will be. If the Parties are unable to agree on the arbitrator within that time period, the arbitrator shall be selected by the American Arbitration Association ("AAA"). In any event, the arbitrator shall have a background in, and knowledge of, transactions in the oil and gas industry and shall otherwise be an appropriate person based on the nature of the dispute. If a person with experience in such matters is not available, the arbitrator shall be chosen from the retired federal judges pool maintained by AAA.

         (c) The arbitration shall be governed by the Commercial Arbitration Rules of the AAA, except as otherwise expressly provided in this Section 14.9. However, the arbitration shall be administered by any organization mutually agreed to in writing by the Parties. If the Parties are unable to agree on the organization to administer the arbitration, it shall be administered by the AAA.

         (d) Discovery shall be limited to the request for and production of documents, depositions and interrogatories. All discovery shall be guided by the Federal Rules of Civil Procedure. All issues concerning discovery upon which the Parties cannot agree shall be submitted to the arbitrator for determination.

         (e) In rendering an award, the arbitrator shall determine the rights and obligations of the Parties according to the substantive and procedural laws of the State of Delaware.

         (f) The decision of, and award rendered by, the arbitrator shall be determined no more than 30 days after the selection of the arbitrator and shall be final and binding on the Parties and shall not be subject to appeal. Judgment on the award may be entered in and enforced by any court of competent jurisdiction.

         (g) Each Party shall bear its own costs and expenses (including filing fees) with respect to the arbitration, including one-half of the fees and expenses of the arbitrator.

         SECTION 14.10. Expenses. Each of the Parties hereto shall bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 14.11. Survival. Except as otherwise set forth in this Agreement, the representations and warranties made in this Agreement or in any agreement, certificate or other document executed in connection herewith shall not survive the Closing.

         SECTION 14.12. Release of Information. The Parties shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated hereby. No press releases or other public announcements concerning the transactions contemplated by this Agreement shall be made by any Party without prior consultation with, and agreement of, the other Parties, except for any legally required communication by any Party and then only with prior consultation and as much advance notice as is practicable under the circumstances requiring any announcement, together with copies of all drafts of the proposed text.

         SECTION 14.13. Certain Construction Rules. The article and section headings and the table of contents contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or years shall be deemed references to calendar days, months or years and (b) any reference to a "Section," "Article," "Exhibit," or "Schedule" shall be deemed to refer to a section or article of this Agreement or an exhibit or schedule attached to this Agreement. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "include," "includes," or "including" shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

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

         SECTION 14.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on all the Parties, notwithstanding that all the Parties are not signatories to the original or the same counterpart.

                            [signature page follows]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.



                           SELLERS:

                           ENERGY SPECTRUM PARTNERS II LP,
                           a Delaware limited partnership

                           By: Energy Spectrum Capital II LP,
                               its general partner

                               By: Energy Spectrum II LLC, its general
                                   partner


                                   By:
                                      ------------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------



                           ENERGY SPECTRUM PARTNERS III LP,
                           a Delaware limited partnership

                           By: Energy Spectrum Capital III LP,
                               its general partner

                               By: Energy Spectrum III LLC, its general
                                   partner


                                   By:
                                      ------------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------


                           ------------------------------
                           Robert R. Firth

                           ------------------------------
                           David D. Hall

                           ------------------------------
                           Rhea K. Simmons

                           ------------------------------
                           J. Walter Patten

                           ------------------------------
                           John V. Coonce


                           COMPANY:

                           SPECTRUM FIELD SERVICES, INC.,
                           a Delaware corporation


                           By:
                              --------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                           BUYER:

                           ATLAS PIPELINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                           By: Atlas Pipeline Partners GP, LLC, its General Partner


                           By:
                              --------------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------